YOUR GUIDE TO IRAS

Columbia Threadneedle Investments IRA Disclosure Statement and Custodial Agreement.

Instructions for opening your account

New accounts

If you are opening a Traditional IRA, Roth IRA or SEP IRA, review this booklet and complete the Columbia Threadneedle Investments IRA Application.

Note: If your Traditional IRA is to receive a mandatory rollover transfer from an employer plan (or a mandatory distribution upon termination of such a plan), the plan sponsor, plan administrator or another plan fiduciary is responsible for establishing the IRA in your name. You do not complete or sign an IRA Application.

IRA transfers and rollovers

Traditional IRA transfer If transferring assets directly from a Traditional IRA at another financial institution to a Traditional IRA at Columbia Threadneedle Investments, complete the IRA Transfer Form and include it with your IRA Application.

Roth IRA transfer If transferring assets directly from a Roth IRA at another financial institution to a Roth IRA at Columbia Threadneedle Investments, complete the IRA Transfer Form and attach it to your IRA Application.

Direct rollover If rolling over assets directly from a 401(k), 403(b), or other eligible employer plan to a Columbia Threadneedle Investments Traditional/Roth IRA, complete either the Columbia Threadneedle Investments Direct Rollover Form or a direct rollover form supplied by your employer or plan provider and attach it to your IRA Application.

Indirect rollover If rolling over assets that have already been distributed to you from another IRA, 401(k), 403(b), or other eligible employer plan to a Columbia Threadneedle Investments Traditional IRA, simply complete the Columbia Threadneedle Investments IRA Application, and make sure the Traditional IRA Rollover box is checked in Part 2.

Roth conversions

If you are converting a Traditional IRA (including Rollover IRAs) to a Roth IRA at Columbia Threadneedle Investments, complete the Columbia Threadneedle Investments Roth Conversion Form and attach it to your IRA Application.

It’s Easy to Open a Columbia IRA.

1.	Select the Columbia mutual fund(s) you wish to invest in for your IRA.

2.	Complete and sign this IRA application.

3.	Make your check payable to Columbia Funds.

Columbia Funds WILL NOT accept third party checks, money orders, cashier checks or starter checks.

Please contact Columbia Threadneedle Investments at the number below before wiring funds.

Wire instructions for Columbia Funds Shares/Classes (A,C):

Bank Name:	State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111
ABA #:	011000028
Attn:	Columbia Wire in Account
Acct #:	99057028
FCT Acct Name/Number: /

4.	If transferring assets directly from a Traditional IRA at another institution to a Traditional IRA at Columbia Threadneedle Investments, complete the IRA Transfer Form and attach it to your IRA Application.

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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5.	Return the completed IRA Application and Form(s), with your check(s), to: Or for overnight mail to:

Return the completed Application and Form(s), with your check(s), to:	Or for overnight mail to:

Columbia Management Investment Services Corp.	Columbia Management Investment Services Corp.
P.O. Box 8081	c/o Boston Financial Data Services, Inc.
Boston, MA 02266-8081	30 Dan Road, Suite 8081
Canton, MA 02021-2809

Fees

The annual custodial fee for the Columbia Threadneedle Investments Individual Retirement Plan is $20 per plan. The fee is subject to waiver if you have $25,000 or more of assets in the retirement plans. If you wish to pre-pay this amount, enclose a check payable to “Columbia Funds FBO [Your Name] IRA.” If not prepaid, the agent for the custodian will automatically deduct the $20 fee from your account at year-end (usually in December), and every year thereafter. If you terminate your account prior to year-end, the $20 fee will automatically be deducted from your account.

Notice Regarding Unclaimed Property

If no activity occurs in your account within the time period specified by applicable state law, your property may be transferred to the appropriate state.

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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IRA Account Application

Part 1	Customer Identification Program

Important information about procedures for opening an account:

To help the government fight the funding of terrorism and money laundering, Federal Law requires all financial institutions to obtain, verify and record information that identifies each registered owner who opens an account. In some cases, Columbia Funds, or their designated agents, may also take additional steps to verify the identities of individuals with authority or control over the registered owner, including person(s) able to effect securities transactions on behalf of the registered owner.

What this means for you: When you open an account, Columbia Funds, or their designated agents, will ask for the registered owner’s name, address, and identification number and other information that will allow us to identify the registered owner, and Columbia Funds, or their registered agents, may ask for similar information regarding individuals with authority or control over the registered owner. Columbia Funds, or their designated agents, may also ask to see government issued identifying documents.

To the extent permitted by applicable law, Columbia Funds, or their designated agents, reserves the right (i) to place limits on transactions in any account until the identity of the Depositor is verified; or (ii) to refuse an investment in the funds; or (iii) to involuntarily redeem a depositor’s shares and close an account in the event it is unable to verify a depositor’s identity.

Escheatment: Your property may be transferred to the appropriate state (i.e., escheated) if no activity occurs in the account within the time period specified by state law. For more details, consult your state’s website or call your state government’s escheatment customer service number.

Part 2	IRA Account Registration

Please choose an IRA Type.	For the IRA types listed in the section below, please complete Part 3 (and skip Part 4):

☐ Traditional IRA	☐ Traditional Rollover IRA	☐ SEP IRA (list your employer’s name below)

☐ Roth IRA	☐ SARSEP IRA (for participants in plans established prior to 1997)

☐ Minor Traditional IRA	☐ Minor Roth IRA

Note about IRA accounts for minors: As long as the child has earned income, he or she can contribute to a minor IRA. It can be opened as a traditional or Roth IRA, and the maximum contribution is $5,500 or 100% of earned income, whichever is less. To establish a minor IRA, the account must be opened and held by an adult, as custodian, in the name of the minor. While the adult is the individual authorized to perform transactions on the account, the minor is considered the registered owner for tax purposes.

For the IRA types listed in the section below, please complete Part 4 (and skip Part 3):

☐ Inherited Traditional IRA	☐ Inherited Roth IRA

Part 3	Depositor Information

Please provide the personal information for the Depositor on the account.    For Minor IRA accounts, this is the minor.

IRA Depositor/Account Owner Name	Date of Birth (MM/DD/YYYY)	Social Security Number

If this is an IRA for a minor, please provide the following information for the Custodian:

Custodian Name	Date of Birth (MM/DD/YYYY)	Social Security Number

Part 4	Inherited IRA Information

If this section is filled out, this request must be accompanied by an IRA Distribution Form for the deceased Depositor’s account, or IRA Transfer Form

Deceased IRA Depositor’s Name	Date of Birth (MM/DD/YYYY)	Date of Death (MM/DD/YYYY) Social Security Number

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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Part 4	Inherited IRA Information (continued)

If this section is filled out, this request must be accompanied by an IRA Distribution Form for the deceased Depositor’s account.

Complete ONLY ONE of the following sections to name a beneficial owner and open an Inherited IRA with assets from the deceased IRA Owner named above. Please note any additional documentation requirements, as listed.

A. Individual Beneficial Owner

Name	Date of Birth (MM/DD/YYYY)	Social Security Number

B. Trust as Beneficial Owner – This request must be accompanied by a Columbia Threadneedle Investments Trustee Certification Form listing required information for all trustees of the trust and a copy of the Trust Summary Document.

Trust Name	Trust Date (MM/DD/YYYY)	Trust’s Taxpayer ID Number

C. Estate as Beneficial Owner – This request must be accompanied by a copy of Letters of Administration or Letters Testamentary naming the executor, administrator, or personal representative of the estate. In cases where the estate is not probated, please send in a certified Affidavit of Small Estate, or similar document.

Executor/Administrator/Personal Representative’s Name	Date of Birth (MM/DD/YYYY)	Social Security Number	Estate’s Taxpayer ID Number

Co-Executor/Administrator/Personal Representative’s Name	Date of Birth (MM/DD/YYYY)	Social Security Number	Estate’s Taxpayer ID Number

D. Entity as Beneficial Owner – This request must be accompanied by a Columbia Threadneedle Investments Certificate of Authorization, listing required information for Individuals with trading authority over the account AND provide a copy of one of the following documents verifying the existence of the entity: certified articles of incorporation, business license or partnership agreement.

Entity Name	Entity Taxpayer ID Number

Part 5	Federal Tax Classification

Check appropriate box for Federal Tax Classification (Required); check only one of the following seven boxes:

☐	Individual/Sole Proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

Note: For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐	Limited Liability Company. Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership)

☐	Other (see Form W-9 instructions)

Exemptions (codes apply only to certain entities, not individuals; see Form W-9 Instructions):

Exempt payee code (if any)

Foreign Account Tax Compliance Act (FATCA) reporting is required for accounts maintained outside of the U.S. at certain foreign financial institutions. If you are only submitting this form for an account you hold in the U.S., you may leave this field blank.

Exemption from FATCA reporting code (if any)

Part 6	Account Mailing Address

Mailing Address

Address	Daytime Phone Number

City	State	ZIP Code

Legal/Residential Address

Provide the address used for tax reporting. Cannot be a P.O. Box, mail drop, or c/o.

Street Address

City	State	ZIP Code

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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Part 7	Beneficiary Designation

Primary beneficiaries

Those you designate as your primary beneficiaries will be first to inherit your IRA assets upon your death. Indicate the percentages of your assets to be distributed to the designated primary beneficiaries upon your death. The total must equal 100%.

Contingent beneficiaries

Those you designate as your contingent beneficiaries will inherit your assets only if there are no surviving primary beneficiaries upon your death.

Indicate the percentages of your assets to be distributed to the designated contingent beneficiaries upon your death. The total must equal 100%.

Select Primary or Contingent Status* (Select one)

☐ Primary     ☐ Contingent

Whole Percentage	Date of Birth (MM/DD/YYYY)

Beneficiary Name* Provide full name of Person, Trust, or Organization designated as beneficiary.	Trust Date* If Trust named

Relationship* Identify the relationship between this beneficiary and the owner.	Social Security Number

Address of Beneficiary

City	State	ZIP Code

Select Primary or Contingent Status* (Select one)

☐ Primary ☐ Contingent

Whole Percentage	Date of Birth (MM/DD/YYYY)

Beneficiary Name* Provide full name of Person, Trust, or Organization designated as beneficiary.	Trust Date* If Trust named

Relationship* Identify the relationship between this beneficiary and the owner.	Social	Security Number

Address of Beneficiary

City	State	ZIP Code

☐ Check here if you are using an attachment to provide a free-form beneficiary designation, the attachment must be signed and dated by the depositor or authorized individual of the account(s) and list all account numbers.

* Items marked with an asterisk are required.

I revoke all prior beneficiary designations, if any, made by me for these assets. If I am not survived by any designated beneficiary, my Beneficiary shall be my estate. Reserving the right to revoke or change this beneficiary designation at any time by written notice to The Custodian, I direct that all Columbia Fund accounts held in this IRA be distributed upon my death as listed above.

Unless otherwise specified, multiple surviving primary beneficiaries or multiple surviving contingent beneficiaries, as the case may be, will share equally. Columbia Threadneedle Investments only uses the Per Capita method for beneficiary designation.

Check the appropriate box to indicate the Depositor’s marital status:

☐ Single                                                                                               ☐Married (see “Consent of Spouse”)

Consent of Spouse

This consent of spouse must be signed if all of the following conditions are present: (a) the spouse of the Depositor is living, (b) is not the sole primary beneficiary named, and (c) the Depositor and spouse are residents of a community property state. I have reviewed the above beneficiary designation, and as the spouse of the owner, I consent to the beneficiary designation and all contributions of money or property to be used for the purchase of such accounts to be issued in my spouse’s name, whether heretofore, now or heareafter and I relinquish all my statutory or other rights thereto.

Print Name of Spouse	Signature of Spouse	Date (MM/DD/YYYY)
X

Print Name of Witness for Spouse	Signature of Witness for Spouse	Date (MM/DD/YYYY)
X

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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Part 8	Initial IRA Investment

If you contribute to your account between January 1 and the tax filing deadline, you may advise us whether your contribution(s) should be applies to the current tax year or the prior tax year. All contributions received after the tax filing deadline will be considered the current tax year. If not indicated, all contributions will be applied to the current tax year.

Please indicate contribution year:    ☐ Current Year    ☐ Prior Year

I am making this initial contribution by (check appropriate boxes):

☐	Check payable to Columbia Funds

☐	Rollover from a Qualified Plan (you may need to include an IRA Direct Rollover Form; contact your current custodian)

☐	Transfer from an IRA at another institution (include an IRA Transfer Form)

☐	Roth Conversion (include a Roth Conversion Form)

☐	Transfer from Columbia IRA due to death or divorce (include an IRA Distribution Form)

Part 9	Fund Selection

Please visit columbiathreadneedleus.com for investment options. Fund names and numbers must be entered. Please select carefully.

Share Class*

Invest in:      ☐ Class A Shares      ☐ Class C Shares (less than $1,000,000)

*	If no share class is selected, your application will be rejected and the account not opened. Refer to the Fund’s prospectus for minimum initial investment and balance requirements.

Fund Name	Dollar Amount, or	Percentage (%), or (must equal 100%)		Check for All
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
Totals	$	100%

☐	I certify that I am exempt from the sales charge in accordance with the terms of the applicable fund’s prospectus and I agree to notify Columbia Funds at or prior to purchase if I am no longer eligible for exemption.

Reason for exemption (explain reason)

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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Part 10	Ways to Reduce your Sales Charge

You and members of your immediate family as defined in the funds’ prospectus: domestic partner, spouse, parent, step-parent, legal guardian, child, step-child, father-in-law, mother-in-law with the same mailing address, may be eligible for a reduced sales charge. The combined value of your accounts must be $50,000 or more to qualify. List any accounts you would like linked so that this and future purchases are eligible for a reduced sales charge.

Fund Account Number	Social Security Number or Taxpayer Identification Number

Fund Account Number	Social Security Number or Taxpayer Identification Number

Statement of Intent (class A shares only)

If you agree to invest at least $50,000 within 13 months, you may pay a lower sales charge on every dollar you invest. See the “Choosing A Share Class” section of the prospectus for complete details. An additional sales charge must be paid if you do not complete this Statement of Intent.

I agree to invest:

Amount	Date (MM/DD/YYYY)

$ Over a 13-month period, beginning:

Part 11	Telephone Exchange and Redemption Privileges

Unless otherwise indicated below, I authorize Columbia Funds, or their designated agents to accept telephone instructions from any person identifying himself as owner of the account or owner’s broker to (a) exchange share(s) of my account for shares of the same class or equivalent class of any other Columbia fund and (b) to redeem shares, without signature guarantee, held in my account. Telephone exchanges and redemptions are subject to procedures and conditions set forward in the prospectus. I understand that up to $100,000 of shares per day, per Fund may be redeemed by telephone daily. Columbia Funds, and their designated agents, will employ reasonable procedures specified by the Columbia Fund to confirm that such telephone instructions are genuine. Neither Columbia Funds, nor their designated agents, will be liable for any loss due to unauthorized or fraudulent instructions if such procedures are followed. Telephone privileges may be modified or terminated without notice. Furthermore, I agree to indemnify and hold harmless Columbia Funds, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers, agents and employees that may be involved in transactions authorized by telephone against any claim, loss, expense or damage, including reasonable fees of investigation and counsel in connection with any telephone instructions effected for my account.

☐ I do not want the Telephone Exchange Privilege	☐ I do not want the Telephone Redeem Privilege

Part 12	Optional Account Privileges

Adding Money to your Account

A: Systematic Investment Plan (Fund minimums may apply; see corresponding prospectus for Columbia Funds requirements.)

☐	I authorize Columbia Funds to debit that amount requested below from my bank account for investment in the fund(s) beginning in (month) and periodically thereafter. I understand that my participation in the Systematic Investment Plan is subject to the terms and conditions of such Plan as amended from time to time. Transactions will default to the 5th of the month or the next business day if you do not choose a day of the month below. Contributions will be designated current year. Please note: This is an Automatic Clearing House (ACH) transaction and your bank account will be debited two business days prior to the date of investment.

Amount to be Invested: $	Day of the month to invest:			, or next business day.

☐ All months*, or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June

	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

* The minimum initial investment amount is lowered to $100 if you establish a monthly Systematic Investment Plan

Fund Name				Class		Dollar Amount

$

Fund Name				Class		Dollar Amount

$

Optional Account Privileges continued on next page

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 N (10/17)

Part 12	Optional Account Privileges (continued)

B: Systematic exchanges (Account registration must be the same, and funds must be in the same share class.)

☐	I hereby authorize exchanges of $ ($50 minimum applies per transaction)

The receiving fund and exchange amount must meet the minimum requirement. See corresponding prospectus for fund minimums.

Fund Name                                                                                           Class

Exchange from:

Fund Name                                                                                           Class

To:

Day of the month to exchange (or next business day)                 , beginning on                                     (MM/DD/YYYY)

☐ All months, or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June
	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

C: Purchase by Telephone or Online from your bank

☐	Make investments in your account at any time by calling 800.345.6611 or by logging into your account online at columbiathreadneedleus.com. You will receive the Public Offering Price next determined after we receive your money. If you signed up for a Systematic Investment Plan, you are automatically signed up for this service.

Accessing Your Money

A: Redemption by ACH or Fedwire (complete the section for Bank Information)

You or your Financial Advisor can redeem shares by telephone and have the proceeds sent to your bank.

☐	I authorize deposits to the bank listed in the section for Bank Information. (I understand deposits will be made two business days after the request is received.)

B: Systematic Withdrawal Plan

You can receive monthly, quarterly, or semiannual payments from your account. Cannot be set up if you already have a Systematic Investment Plan.

☐	Send to my address of record

☐	Send to my bank (complete the section for bank information).

Please make distributions on the day of the month (or next business day), beginning on					(MM/DD/YYYY)
Transactions will default to the 20th of the month or the previous business day if you do not choose a day of the month above.

☐ All months, or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June
	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

Please choose one:

☐	Specify a dollar amount to distribute: $

☐	Make distributions for a fixed period of years (not to exceed the life expectancy of account owner and beneficiary).

☐	Life Expectancy Distributions (will apply to all accounts; use this option if you are over the age of 70.5 and taking a Required Minimum Distribution).

Please choose one of the following options (see IRS Publication 590 for more detailed information):

☐	Required minimum distribution based on the uniform lifetime table in IRS regulations.

☐	Required minimum distribution based upon account owner and beneficiary’s joint life expectancy. (In order to use this method, your spouse must be your sole primary beneficiary and more than 10 years younger than you.)

☐	Life expectancy payments based on the single life expectancy table for beneficiaries in IRS regulations.

Federal Income Tax Withholding (must be completed for Systematic Withdrawal Plan; choose from the options listed below)

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned individual authorizes the withdrawal specified and the withholding election completed below. The undersigned acknowledges that the box checked is correct; and that it is the undersigned’s responsibility to determine the correct amount of tax that may be due based on all IRA accounts the undersigned may own (including those unknown by or not under the control of the Custodian; the undersigned agrees to indemnify and hold harmless the Custodian and its agents and service providers, including CMIS from any losses or expenses incurred if such information is not correct. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs. Please contact a qualified tax advisor for more information.

Please make your election below. This election may be revoked at any time. Please note, if no federal election is made, 10% of your distribution will be withheld for federal income taxes.

☐	Do not withhold federal income tax from my distribution.

☐	Withhold federal income tax from my distributions at the rate of % (cannot be less than 10%)

Optional Account Privileges continued on next page

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 N (10/17)

Part 12	Optional Account Privileges (continued)

C: Cash Dividends and Capital Gains

If you are over the age of 59 1⁄2, you can take distributions in cash rather than reinvesting to buy additional shares. The options available to you are below:

☐	Dividends in cash

☐	Dividends and capital gains in cash

Delivery options:

☐	Send my distributions to my address of record via check

☐	Send my distributions to my bank account (complete the section for Bank Information)

Part 13	Bank Information

Complete this section if you have selected the Systematic Investment Plan, Telephone purchase and/or redemption options, Systematic Withdrawal Plan, or Dividend/Capital Gain payments to your bank.

Bank Account Type:     ☐ Checking     ☐ Savings

Bank Account Information:

Bank ABA Routing Number (Enter nine digit number, see below)	Bank Account Number (Do not use spaces or dashes, see below)

For Further Credit to the Account of (if applicable; for wire transfers):

Name of Bank	Bank Phone Number

Name of Bank Account Owner	Name of Joint Bank Account Owner (if applicable)

Bank Account Owner(s) Authorization

Signature of Bank Account Owner (required)	Signature of Joint Bank Account Owner (required)

X	X

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

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Part 14	Custodian Acceptance

UMB Bank, n.a. accepts appointment as custodian of the depositor’s account. However, this Application is not binding upon the Custodian until the Depositor has received a statement of the transaction. Receipt by the depositor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of UMB Bank, n.a.’s acceptance of appointment as Custodian of the depositor’s account.

Part 15	Financial Representative

Branch Office Address	Branch Number	Branch Phone Number

Branch Office Address (cont.)

City		State	ZIP Code

Name of Dealer Firm		Dealer Number

Home Office Address

City		State	ZIP Code

Registered Representative’s Name	Registered Representative’s Number

Firm Account Number (Broker Identification Number or BIN)	Registered Representative’s Signature
X

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 N (10/17)

Part 16	Signature and Taxpayer Identification Number Certification

Unless otherwise indicated below. I consent to the delivery of one copy of each prospectus, Columbia Funds shareholder report, proxy statement and (if and when permitted by law) other information to all shareholders who now or hereafter share the same mailing address as this account. This consent will become effective when my account is opened and will continue thereafter indefinitely, unless I revoke my consent, in which case I will begin to receive individual copies within 60 days.

☐ Check here only if you do NOT consent to the delivery provisions immediately above.

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number; and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person; (defined in the Form W-9 instructions, which are available upon request or at www.irs.gov); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Form W-9.

I certify to my legal capacity to purchase or sell shares of the Corporation for my own account, or for the account of the organization named above. I have received a current Prospectus of the Corporation and appoint Columbia Management Investment Services Corp. (“Service Agent”) as my agent to act in accordance with my instructions herein.

By signing below, I acknowledge that I:

•	have received and read the prospectus.

•	understand that this application is subject to acceptance.

•	understand the terms of the investment described in the prospectus and in this application.

•	understand that certain redemptions may be subject to contingent deferred sales charges.

•	agree that the Columbia Funds, Columbia Management Investment Services, Corp. and its affiliates and their officers, directors, agents and employees will not be liable for any loss, liability, damage or expense for relying on this application or any instruction believed genuine.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of IRA Depositor/Account Owner	Print Name	Date (MM/DD/YYYY)
X

Signature of Authorized Individual (if necessary)	Print Name and Capacity	Date (MM/DD/YYYY)
X

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value. An investment in money market funds is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to maintain the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Part 17	Return Instructions

Regular mail	Columbia Management Investment Services Corp.	Overnight mail Columbia Management Investment Services Corp.
	P.O. Box 8081	c/o Boston Financial Data Services, Inc.
	Boston, MA 02266-8081	30 Dan Road, Suite 8081
Canton, MA 02021-2809

For assistance completing this form, please contact a representative at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 N (10/17)

PRIVACY POLICY

Facts	What does Columbia Funds do with your personal information?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and income

• Assets and transaction history

• Checking account information and wire transfer instructions

When you are no longer our customer, we continue to share information about you as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Columbia Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Columbia Funds share?	Can you limit this sharing?
For everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations or report to credit bureaus	Yes	No

For our marketing purposes — to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For non-affiliates to market to you	No	We don’t share

Questions?	Call 800.345.6611 or go to columbiathreadneedle.com/us/privacy-security

PRIVACY POLICY

Who we are

Who is providing this notice?	Columbia Funds (including mutual funds, closed-end funds and ETFs)

What we do

How does Columbia Funds protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

For more information on how we protect your personal information, visit columbiathreadneedle.com/us/privacy-security.

How does Columbia Funds	We collect your personal information, for example, when you:

collect my personal	• Open an account or give us your contact information
information?
• Provide account information or make wire transfers

• Make investments or withdrawals from your account

Why can’t I limit all sharing?	Federal law gives you the right to limit only:

• Sharing for affiliates’ everyday business purposes — information about your creditworthiness

• Affiliates from using your information to market to you

• Sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.

• Columbia Funds does not share personal information with affiliates.

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.

• Columbia Funds does not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

• Columbia Funds doesn’t jointly market.

Other important information	If you own a Columbia fund in the name of a third party such as a bank or broker-dealer, their privacy policy may apply to you in addition to ours.

To find out more, call 800.345.6611 or visit columbiathreadneedle.com/us/privacy-security

Not FDIC Insured • No bank guarantee • May lose value

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC.

Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110-2804.

© 2017 Columbia Management Investment Advisers, LLC. All rights reserved.

CT-MK/244387 J (05/17) 6LTF/1786654

Rev. 9/16

FACTS                     WHAT DOES UMB BANK, N.A. (“UMB”) DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number

• Account balances and account transactions

• Payment history and transaction history

• Retirement assets

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons UMB chooses to share and whether you can limit this sharing.

Reasons we can share your personal information	Does UMB share?	Can you limit this sharing?
For our everyday business purposes –	Yes	No

such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus

For our marketing purposes – to offer our products and services to you	No	We don’t share

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

Questions? Call toll-free 800.441.9535 (or if in Kansas City, call 816.860.5780).

Who we are

Who is providing this notice?	UMB Bank, n.a.

What we do

How does UMB protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does UMB collect my personal information?	We collect your personal information, for example, when you:
• Open an account or provide account information

• Make deposits or take withdrawals from your account

• Tell us about your investment or retirement portfolio

Why can’t I limit all sharing?	Federal law gives you the right to limit only:

• Sharing for affiliates’ everyday business purposes – information about your creditworthiness

• Affiliates from using your information to market to you

• Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.

• UMB does not share with affiliates.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.

• UMB does not share with nonaffiliates so they can market to you.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

• UMB doesn’t jointly market.

Other Important Information

You may have other privacy protections under applicable state laws. To the extent these state laws apply, we will comply with them when we share information about you. For California residents: We will not share information we collect about you with nonaffiliates, except as permitted by California law, including, for example to process your transactions or to maintain your account. For Vermont residents: We will not share information we collect about you with nonaffiliates, except as permitted by Vermont law, including, for example to process your transactions or to maintain your account.

CT-FR/231334 N (10/17)

UMB Bank, n.a. Universal IRA Information Kit

Columbia Threadneedle Investments supplement to UMB Bank, n.a. Individual Retirement Account Disclosure Statement

What’s in this kit?

In this Kit you will find detailed information about Traditional IRAs and Roth IRAs, as updated by the revised tax law and revised RMD rules. You will also find everything you need to establish and maintain either a Traditional or Roth IRA, or to convert all or part of an existing Traditional IRA to a Roth IRA.

The first section of this Kit contains the instructions and forms you will need to open a new Traditional or Roth IRA, to transfer from another IRA to a UMB Bank, n.a. IRA, or to convert a Traditional IRA to a Roth IRA.

The second section of this Kit contains our Universal IRA Disclosure Statement. The Disclosure Statement is divided into three parts:

•	Part One describes the basic rules and benefits which are specifically applicable to your Traditional IRA.

•	Part Two describes the basic rules and benefits which are specifically applicable to your Roth IRA.

•	Part Three describes important rules and information applicable to all IRAs.

The third section of this Kit contains the Universal IRA Custodial Agreement. The Custodial Agreement is also divided into three parts:

•	Part One contains provisions specifically applicable to Traditional IRAs.

•	Part Two contains provisions specifically applicable to Roth IRAs.

•	Part Three contains provisions applicable to all IRAs (Traditional and Roth).

This Universal Individual Retirement Custodial Account Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Adoption Agreement in this Kit to establish only one Traditional IRA or one Roth IRA; separate Adoption Agreements must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

What’s the difference between a Traditional IRA and a Roth IRA?

With a Traditional IRA, an individual may be able to deduct the contribution from taxable income (up to the annual contribution limit for the year), reducing current income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59 1⁄2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

With a Roth IRA, the contribution limits are essentially the same as Traditional IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth IRA: there is no income tax on qualified withdrawals from your Roth IRA. Additionally, unlike a Traditional IRA, there is no rule against making contributions to Roth IRAs after turning age 70 1⁄2, and there’s no requirement that you begin making minimum withdrawals at that age.

The following chart highlights some of the major differences between a Traditional IRA and a Roth IRA:

Characteristics	Traditional IRA	Roth IRA
Eligibility	• Individuals (and their spouses) who receive compensation	• Individuals (and their spouses) who receive compensation

	• Individuals age 70 1⁄2 and over may not contribute	• Individuals age 70 1⁄2 and over may contribute

Tax treatment of contributions	• Subject to limitations, contributions are deductible	• No deduction permitted for amounts contributed

Contribution limits	• Individuals may contribute up to the tax law limit.*	• Individuals may generally contribute up to the tax law limit.*

	• Deductibility depends on income level for individuals who are active participants in an employer-sponsored retirement plan	• Ability to contribute phases out at income levels of $116,000 - $131,000 (individual taxpayer) and $183,000 - $193,000 (married taxpayers)

• The tax law limit* applies to combined contributions to Traditional and Roth IRAs (but not including SEP or SIMPLE IRAs).

Earnings	• Earnings and interest are not taxed when received by your IRA	• Earnings and interest are not taxed when received by your IRA

Rollover/Conversions	• Individual may rollover amounts held in employer- sponsored retirement arrangements (401(k), SEP IRA, etc.) tax free to Traditional IRA	• Individual may convert amounts held in employer sponsored retirement arrangements (401(k), SEP IRA, etc.) as a taxable transaction to a Traditional IRA

	• Individuals may rollover amounts held in Traditional IRA to employer-sponsored qualified plan.	• Amounts converted from a Traditional IRA are subject to income tax in the year converted

• Amounts held in Roth IRAs may not be rolled over into employer-sponsored qualified plans.

Withdrawals	• Total (principal + earnings) taxable as income in year withdrawn (except for any prior non-deductible contributions)	• Not taxable as long as the withdrawal is a qualified distribution—generally, account has been open for 5 years, and the individual is age 59 1⁄2 or above

	• Minimum withdrawals must begin after age 70 1⁄2	• Minimum withdrawals not required after age 70 1⁄2

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Is a Roth or a Traditional IRA right for me?

We cannot act as your legal or tax adviser and so we cannot tell you which kind of IRA is right for you. The information contained in this Kit is intended to provide you with the basic information and material you will need if you decide whether a Traditional or Roth IRA is better for you, or if you want to convert an existing Traditional IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax adviser, or with a qualified financial planner, to determine whether you should open a Traditional or Roth IRA or convert any or all of an existing Traditional IRA to a Roth IRA. Your tax adviser can also advise you as to the state tax consequences that may affect whether a Traditional or Roth IRA is right for you.

SEPs and SIMPLEs.

The UMB Bank, n.a. Traditional IRA may be used in connection with a simplified employee pension (SEP) plan maintained by your employer. To establish a Traditional IRA as part of your Employer’s SEP plan, complete the Adoption Agreement for a Traditional IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should not be used in connection with a SEP plan.

A Roth IRA may not be used as part of an employer SIMPLE IRA plan. (However, after two years, amounts contributed to a SIMPLE IRA may be converted to a Roth IRA.) A Traditional IRA may be used, but only after an individual has been participating for two or more years (for the first two years, only a special SIMPLE IRA may be used). SIMPLE IRA plans provide an easy and inexpensive way for small businesses to provide retirement benefits for their employees. If you are interested in a SIMPLE IRA plan at your place of employment, call or write to the number or address given at the end of the Disclosure Statement portion of this Kit.

Other points to note.

The Disclosure Statement in this Kit provides you with the basic information that you should know about UMB Bank, n.a. Traditional IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and their benefits and features. However, the UMB Bank, n.a. Adoption Agreement and the Custodial Agreement, are the primary documents controlling the terms and conditions of your personal UMB Bank, n.a. Traditional or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

You or your when used throughout this Kit refer to the person for whom the UMB Bank, n.a. Traditional or Roth IRA is established. A Roth IRA is either a UMB Bank, n.a. Roth IRA or any Roth IRA established with any other financial institution. A Traditional IRA is any non-Roth IRA offered by UMB Bank, n.a. or any other financial institution.

CT-FR/231334 N (10/17)

UMB Bank, n.a. Universal Individual Retirement Account Disclosure Statement

Part One: Description of Traditional IRAs

Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs.

IRAs described in these pages are called “Traditional IRAs” to distinguish them from the “Roth IRAs,” which are described in Part Two of this Disclosure Statement. Contributions to a Roth IRA are not deductible (regardless of your adjusted gross income – AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs.

Traditional IRAs described in this Disclosure Statement may be used as part of a simplified employee pension (SEP) plan maintained by your employer. Under a SEP your employer may make contributions to your Traditional IRA, and these contributions may exceed the normal limits on Traditional IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Traditional IRAs may be used in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Traditional IRA) is required.

Your Traditional IRA

This Part One contains information about your Traditional Individual Retirement Custodial Account with UMB Bank, n.a. as Custodian. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

Eligibility

What are the eligibility requirements for a Traditional IRA?

You are eligible to establish and contribute to a Traditional IRA for a year if:

•	You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

•	You did not reach age 70 1⁄2 during the year.

Can I contribute to a Traditional IRA for my spouse?

For each year before the year when your spouse attains age 70 1⁄2, you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a “spousal IRA.” To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.

May I Revoke My IRA?

You may revoke a newly established Traditional IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Traditional IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

To revoke your Traditional IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Traditional IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Traditional IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

Contributions

When can I make contributions to a Traditional IRA?

You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How much can I contribute to my Traditional IRA?

For each year when you are eligible (see above), you can contribute up to the lesser of your IRA Contribution Limit (see the following table) or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

IRA contribution limit

Year	Limit
2008 - 2012	$5,000
2013 - 2017	$5,500
Future years	Increased by cost-of-living adjustments (in $500 increments)

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Individuals age 50 or over may make special “catch up” contributions to their Traditional IRAs. (See “What are the Special Catch-Up Contribution Rules?” below for details.)

If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to the IRA Contribution Limit to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least two times the IRA Contribution Limit. If the combined compensation of both spouses is less than two times the IRA Contribution Limit, the spouse with the higher amount of compensation may contribute up to that spouse’s compensation amount, or the IRA Contribution Limit, if less. The spouse with the lower compensation amount may contribute any amount up to that spouse’s compensation plus any excess of the other spouse’s compensation over the other spouse’s IRA contribution. However, the maximum contribution to either spouse’s Traditional IRA is the individual IRA Contribution Limit for the year.

If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse’s) Traditional IRA and Roth IRA for a single calendar year is the IRA Contribution Limit. (Note: the Traditional IRA Contribution Limit is not reduced by employer contributions made on your behalf to either a SEP IRA or a SIMPLE IRA; salary reduction contributions by you are considered employer contributions for this purpose.)

What are the special catch-up contribution rules?

Individuals who are age 50 and over by the end of any year may make special “catch-up” contributions to a Traditional IRA for that year. From and after 2006, the special “catch-up” contribution will be $1,000 per year. If you are over 50 by the end of a year, your catch-up limit is added to your normal IRA Contribution Limit for that year.

Congress intended these “catch-up” contributions specifically for older individuals who may have been absent from the workforce for a number of years and so may have lost out on the ability to contribute to an IRA. However, the “catch-up” contribution is available to anyone age 50 or over, whether or not they have consistently contributed to a Traditional IRA over the years.

Note that the rules for determining whether a contribution is tax-deductible (see below) also apply to special “catch-up” contributions.

How do I know if my contribution is tax deductible?

The deductibility of your contribution depends upon whether you and/or your spouse are an active participant in any employer-sponsored retirement plan. If neither you or your spouse are not an active participant, the entire contribution to your Traditional IRA is deductible.

If you and/or your spouse are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below).

Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether you or your spouse is an active participant in any employer-sponsored retirement plan. If neither you or your spouse is not an active participant, the contribution to your spouse’s Traditional IRA will be deductible. If you and/or your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

How do I determine my or my spouse’s “active participant” status?

Your (or your spouse’s) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

What are the deduction restrictions for active participants?

If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse’s Traditional IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income (“AGI”). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI is at least the lower limit but less than the upper limit, the contribution is partly deductible. If your AGI is equal to or exceeds the upper limit, the contribution is not deductible.

The Lower Limit and the Upper Limit are adjusted each year, based on Cost of Living Allowances announced by the IRS. The Lower Limits and Upper Limits for each year are set out on the table below. Use the correct Lower Limit and Upper Limit from the table to determine deductibility in any particular year. (If you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000.)

Table of lower and upper limits

for Active Participants in Employer Retirement Plan

	Single or Head of Household		Married Filing Jointly or Qualifying Widow(er)		Married Filing Jointly* Not Active Participant, but Spouse Is
Tax Year	Lower limit	Upper limit	Lower limit	Upper limit	Lower limit	Upper limit
2010	$56,000	$66,000	$89,000	$109,000	$167,000	$177,000
2011	$56,000	$66,000	$90,000	$110,000	$169,000	$179,000
2012	$58,000	$68,000	$92,000	$112,000	$173,000	$183,000
2013	$59,000	$69,000	$95,000	$115,000	$178,000	$188,000
2014	$60,000	$70,000	$96,000	$116,000	$181,000	$191,000
2015	$61,000	$71,000	$98,000	$118,000	$183,000	$193,000
2016	$61,000	$71,000	$98,000	$118,000	$184,000	$194,000
2017	$62,000	$72,000	$99,000	$119,000	$186,000	$196,000

*	Note that if you are married but did not live with your spouse at any time during the year, the IRS considers your filing status for this purpose as Single, and so your deduction is determined under the “Single” category.

How do I calculate my deduction if I fall in the Partly deductible Range?

If your modified AGI falls in the partly deductible range (i.e., between the lower and upper limits), you must calculate the portion of your contribution that is deductible. To do this, see IRS Publication 590. The section “How much can you deduct” provides an explanation of how to determine your modified AGI, your coverage and filing status for purposes of deductibility, and a worksheet to help you figure if your IRA contribution is partly deductible or not deductible.

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Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse’s Traditional IRA) up to the IRA Contribution Limit for the year. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606. Also see IRS Publication 590, “How much can you deduct” for more details.

How do I determine my AGI?

AGI is your gross income minus those deductions which are available to all taxpayers even if they don’t itemize (not including the deduction for your IRA contribution and certain other items). Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What happens if I contribute more than allowed to my Traditional IRA?

The maximum contribution you can make to a Traditional IRA generally is the IRA Contribution Limit (or the IRA Contribution Limit plus a “catch- up” contribution if you are 50 or over) or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an “excess contribution.” The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I correct an excess contribution?

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. The IRS automatically grants to taxpayers who file their taxes by the April 15th deadline a six-month extension of time (until October 15) to remove an excess contribution for the tax year covered by that filing. A deduction should not be taken for any excess contribution. Earnings that are a gain must be included in your income for the tax year of which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1⁄2. (Refer to IRS Publication 590 regarding reporting of gains or losses on withdrawn excess contributions). Note, any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax, except under limited circumstances The IRS automatically grants to taxpayers who file their taxes by the April 15th deadline a six-month extension of time (until October 15) to re-characterize a contribution or remove an excess contribution for the tax year covered by that filing. Any such excess contributions must be report to the IRS (See “What Tax Information Must I Report to the IRS?” in Part Three of this Disclosure Statement).

What happens if I don’t correct the excess contribution by the tax return due date?

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. The IRS automatically grants to taxpayers who file their taxes by the April 15th deadline a six-month extension of time (until October 15) to recharacterize a contribution or remove an excess contribution for the tax year covered by that filing. There will be an additional 6% excise tax for each year the excess remains in your account. Any such excess contributions must be reported to the IRS (see What Tax Information Must I Report to the IRS? in Part Three of this Disclosure Statement.

Under limited circumstances, you may correct an excess contribution after the deadline for the tax year by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Traditional IRAs do not exceed the IRA Contribution Limit (plus the “catch-up” contribution, if eligible) and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are excess contributions treated if none of the preceding rules apply?

Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum contribution amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

Conversion of Traditional IRA

Can I convert an existing Traditional IRA into a Roth IRA?

Yes, you can convert an existing Traditional IRA into a Roth IRA if you meet the eligibility requirements described below. Conversion may be accomplished in any of three ways: First, you can withdraw the amount you want to convert from your Traditional IRA and roll it over to a Roth IRA within 60 days. Second, you can establish a Roth IRA and then direct the custodian of your Traditional IRA to transfer the amount in your Traditional IRA you wish to convert to the new Roth IRA. Third, if you want to convert an existing Traditional IRA with UMB Bank, n.a. as custodian to a Roth IRA, you may give us directions to convert; we will convert your existing account when the paperwork to establish your new Roth IRA is complete.

From and after 2010, the opportunity to convert a Traditional IRA to a Roth IRA is generally available to all taxpayers regardless of income. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they filed a joint income tax return; married taxpayers filing separately are not eligible to convert. However, taxpayers that file separately and have lived apart for the entire taxable year are considered not married, so conversion is permitted. For conversions occurring in 2010, unless a taxpayer elects otherwise, the amount includable in gross income as a result of the conversion will be included ratably in the taxpayer’s income in 2011 and 2012. Income inclusion will be accelerated, if converted amounts are distributed before 2012.

Special rules apply under which you may undo (or “recharacterize”) a conversion. These rules are complex; be sure to consult a competent tax professional for assistance.

What happens if I change my mind about converting?

You can undo a conversion by notifying the custodian or trustee of each IRA (the custodian of the first IRA—the Traditional IRA you converted—and the custodian of the second IRA—the Roth IRA that received the conversion). The amount you want to unconvert by transferring back to the first custodian is treated for income tax purposes as if it had never been converted (however, the transfers involved in the original conversion and in the transfer back are reportable to the IRS by the Custodian). This is called “recharacterization.”

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If you want to recharacterize a converted amount, you must do so before the due date (including any extensions you receive) for your federal income tax return for the year of the conversion. Any net income (whether gain or loss) on the amount recharacterized must accompany it back to the Traditional IRA.

You can recharacterize for any reason. If you convert and then recharacterize during a year, you can then convert to a Roth IRA a second time if you wish, but you must wait until the later of the next tax year after your original conversion or until 30 days after your recharacterization. You are limited to one conversion of an account per year. If you convert an amount more than once in a year, any additional conversion transactions will be considered invalid and subject to rules for excess contributions.

(Caution: As you can see, these rules are very complex; be sure to consult a competent tax professional for assistance. Always check with your tax adviser for the latest developments.)

Under current IRS rules, recharacterization is not restricted to amounts you converted from a Traditional IRA to a Roth IRA. You can, for example, make an annual contribution to a Traditional IRA and recharacterize it as a contribution to a Roth IRA, or vice versa. You must make the election to recharacterize by the due date for your tax return for the year (with extensions, including the automatic 6-month extension to October 15 the IRS grants to on-time tax filers) and follow the procedures summarized above.

Transfers/Rollovers

Can I transfer or roll over a distribution I receive from my employer’s retirement plan into a Traditional IRA?

Most distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) or eligible 457 plans (for employees of certain governmental employers) are eligible for rollover to a Traditional IRA. The main exceptions are

•	payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

•	installment payments for a period of 10 years or more,

•	required distributions (generally the rules require distributions starting at age 70 1⁄2 or for certain employees starting at retirement, if later), and

•	hardship withdrawals from a 401(k) plan or a 403(b) arrangement.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. This is a called a “direct rollover.” Or, you may receive the distribution and make a rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your Traditional IRA.

If you are over age 70 1⁄2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. You also may not roll over a hardship distribution from a 401(k) or 403 (b) plan. Also, if you are receiving periodic payments over you or your and your designated beneficiary’s life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRS if you have a question about rollovers.

Once I have rolled over a plan distribution into a Traditional IRA, can I subsequently roll over into another employer’s plan?

Yes. Part or all of an eligible distribution received from a qualified plan may be withdrawn from the Traditional IRA and rolled over to another qualified plan, within 60 days of the date of withdrawal.

Can any amount held in my Traditional IRA be rolled over into an employer plan?

Yes, generally speaking, withdrawals from your traditional IRA may be rolled over to an employer’s qualified plan or 403(b) arrangement. Rollovers must generally be completed within 60 days after the withdrawal from your IRA. Note, however, that the employer plan may or may not accept rollovers, according to this provisions.

NOTE: Before 2002, the rules governing such rollovers were more restrictive. A Traditional IRA must have held no assets other than those which were previously distributed to you from a qualified plan. Specifically, under the old rules a Traditional IRA could not contain any annual contributions by you (or your spouse).

Starting in 2002, assets held in a Traditional IRA, whether originally rolled over from an employer plan or attributable to annual contributions, may be rolled over into an employer’s plan. Such a rollover must be completed within 60 days after the withdrawal from your IRA. Thus, except in some very limited cases, there is no reason to establish a “conduit IRA” to keep track of amounts distributed from an employer plan.

Note that the employer plan may or may not accept rollovers, according to its provisions.

Only amounts that would, absent the rollover, otherwise be taxable may be rolled over to a qualified plan. In general, this means that after-tax contributions to a Traditional IRA may not be rolled over to an employer plan. However, to determine the amount an individual may roll over to a plan, all Traditional IRAs are taken into account. If the amount being rolled over from one Traditional IRA is less than or equal to the otherwise taxable amount held in all of the individual’s Traditional IRAs, then the total amount can be rolled over into an employer plan, even if some of the funds in the Traditional IRA being rolled over are after-tax contributions.

Can I make a rollover from my Traditional IRA to another Traditional IRA?

You may make a rollover from one Traditional IRA to another Traditional IRA you already have or to one you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Traditional IRA. In limited circumstances, when an IRA rollover could not be completed within 60 days due to circumstances beyond your control or not your fault, you can apply to the IRS for approval of a rollover after 60 days. However, IRS approval may not be needed if the financial institution receiving the rollover did not deposit the rollover amount in an IRA. Consult your tax adviser for more information. The IRA website also is a good source of information for the cost current rules regarding requirements for and restrictions on IRA to IRA rollovers. Similar exceptions to the 60-day requirement for a valid rollover apply to plan- to-IRA and IRA-to-plan rollovers (see above).

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Note that a stricter IRS rule for IRA to IRA rollovers applies in 2015 and later. After making a rollover from any of your Traditional IRAs to another Traditional IRA, you must wait a full year (365 days) before you can make another such rollover from any of your Traditional IRAs. The waiting period begins when you receive the direct payment of an amount that is eligible to roll over within 60 days. However, you can instruct a Traditional IRA custodian to transfer amounts from your IRA directly to another Traditional IRA custodian; such a direct transfer does not count as a rollover. Note also that the once-per-year rollover restriction does not apply to movement of money from an employer qualified plan to an IRA.

May a rollover or transfer include after-tax or nondeductible contributions?

Yes. After-tax contributions may be rolled over from a qualified employer plan or a 403(b) arrangement to a Traditional IRA. These rollovers or transfers, as well as rollovers or transfers of nondeductible contributions from another Traditional IRA, may include after-tax or nondeductible contributions.

How do rollovers affect my contribution or deduction limits?

Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

If I Die, can my Beneficiary Roll Over my Employer Plan Account to an IRA?

Yes. If your beneficiary is your surviving spouse and the Employer plan so permits, the spouse may make a direct rollover to an IRA established for the spouse (or to an IRA the spouse already owns). In a rollover to a new IRA, the spouse may treat the IRA as his or her own IRA (with required minimum distribution determined under the rules for beneficiaries). In such situation, your surviving spouse should consult a qualified advisor for the pros and cons of each approach. If you designated someone other than your spouse as your beneficiary, that designated beneficiary may make a direct rollover to an IRA. In such case, the IRA must be established and treated as an inherited IRA, subject to the required minimum distribution rules for an inherited IRA.

Withdrawals

When can I make withdrawals from my Traditional IRA?

You may withdraw from your Traditional IRA at any time. However, withdrawals before age 59 1⁄2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

If you have not withdrawn the total amount held in your Traditional IRA by the April 1 following the year in which you reach 70 1⁄2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1⁄2) does not apply to Traditional IRAs.

The amount of each year’s required minimum distribution is determined under a uniform table prescribed by the IRS. The distribution period under the uniform table is the equivalent of the joint life expectancy of you and a beneficiary 10 years younger than you. (An IRS joint life expectancy table may be used if your spouse is the sole beneficiary and is more than 10 years younger than you.) The minimum withdrawal amount is determined by dividing the balance in your Traditional IRA (or IRAs) by your life expectancy as shown on the uniform table. You are not required to recalculate because recalculation is built right in to the uniform table. Although the required minimum distribution rules have been simplified in some ways, they are still, in general, complex. Consult your tax adviser for assistance.

The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

How are withdrawals from my Traditional IRA taxed?

Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Amounts withdrawn may be subject to income tax withholding by the custodian unless you elect not to have withholding. See Part Three below for additional information on withholding. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59 1⁄2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if:

•	The distribution was a result of your death or disability.

•	The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.

•	The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a “first-time homebuyer” if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

•	The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1⁄2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1⁄2.

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•	The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1⁄2% of your adjusted gross income for that year).

•	The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

•	A distribution is made pursuant to an IRS levy to pay overdue taxes.

How are nondeductible contributions taxed when they are withdrawn?

A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

Charitable Contributions from IRAs

An IRA owner may instruct the Custodian to make a distribution directly to a specified charity. If the distribution satisfies the various requirements described below, it is excluded from the IRA owner’s income, up to a limit of $100,000. Previously, an IRA owner could make a withdrawal and contribute the amount withdrawn to the charity, but for some taxpayers the charitable contribution was not fully deductible.

This rule is available only to IRA owners who are at least age 70 1⁄2 at the time of the distribution and is available only for distributions to a charity. Also, the rule is available only for distributions from a Traditional IRA or Roth IRA; distributions from an ongoing active SEP-IRA or SIMPLE IRA do not qualify.

The exclusion from income applies only to amounts that, if they were distributed to the IRA owner instead of the charity, would be taxable income to the IRA owner. In other words, the distribution may not include non-deductible contributions or after-tax direct rollover amounts in a Traditional IRA or non-taxable distributions from a Roth IRA. However, in applying this rule, the distribution is deemed to consist of taxable amounts to the extent of all taxable amounts in all of the owner’s IRAs. This may affect the tax treatment of subsequent withdrawals.

Also, the distribution must satisfy the normal charitable deduction rules so that it would be entirely deductible if it were a contribution to the charity by the IRA owner (for example, if the IRA owner receives a quid pro quo benefit from the charity, or if the IRA owner does not obtain adequate documentation from the charity for the contribution, the income exclusion for the IRA distribution is entirely lost).

Such a distribution to a charity will count toward meeting the IRA owner’s required minimum distribution for that year.

Under current IRS guidelines, such a distribution will be reported on Form 1099-R as a taxable distribution to the IRA owner. However, the instructions to the federal income tax return (Form 1040) explain how to exclude this amount from taxable income, and to label the amount as a Qualified Charitable Distribution (QCD).

The Custodian is not responsible for determining that the entity the IRA owner designates to receive the distribution is an eligible charity (for example, distributions to private foundations or donor advised funds do not qualify for the exclusion) or for insuring that the other requirements are met. As is apparent, these rules are complex. An IRA owner who is interested in a distribution from his or her IRA directly to an eligible charity is strongly advised to consult a qualified tax advisor.

Important: Please see Part Three below which contains important information applicable to all UMB Bank, n.a. IRAs.

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Part two: Description of Roth IRAs

Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs.

Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

This Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.

Your Roth IRA

Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

Eligibility

What are the eligibility requirements for a Roth IRA?

You are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for Roth IRA purposes. In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70 1⁄2.

Can I contribute to a Roth IRA for my spouse?

If you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a “spousal Roth IRA.” To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

May I Revoke My IRA?

You may revoke a newly established Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

To revoke your Roth IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

Contributions

When can I make contributions to a Roth IRA?

You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How much can I contribute to my Roth IRA?

For each year when you are eligible (see above), you can contribute up to the lesser of the IRA Contribution Limit (see the following table) or 100% of your compensation (or earned income, if you are self-employed).

IRA contribution limit

Year	Limit
2008 - 2012	$5,000
2013 - 2017	$5,500
Future years	Increased by cost-of-living adjustments (in $500 increments)

Individuals age 50 and over may make special “catch-up” contributions to their Roth IRAs. (See What are the Special Catch-Up Contribution Rules? below for details.)

Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA, but it is not reduced by Employer contributions made to a SEP IRA or a SIMPLE IRA; salary reduction contributions to a SIMPLE or SAR-SEP are considered employer contributions for this purpose.

If you and your spouse have spousal Roth IRAs, each spouse may contribute up to the IRA Contribution Limit to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least two times the IRA Contribution Limit. If the combined compensation of both spouses is less than two times the IRA Contribution Limit, the spouse with the higher amount of compensation may contribute up to that spouse’s compensation amount, or the IRA Contribution Limit if less. The spouse with the lower compensation amount may contribute any amount up to that spouse’s compensation plus any excess of the other spouse’s compensation over the other spouse’s Roth IRA contribution. However, the maximum contribution to either spouse’s Roth IRA is the IRA Contribution Limit for the year.

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As noted above, the Roth IRA limits are reduced by any contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

For taxpayers with high income levels, the contribution limits may be reduced (see below).

What are the special catch-up contribution rules?

Individuals who are age 50 and over by the end of any year may make special “catch-up” contributions to a Roth IRA for that year. From and after 2006, the special “catch-up” contribution is $1,000 per year. If you are over 50 by the end of a year, your catch-up limit is added to your normal IRA Contribution Limit for that year.

Congress intended these “catch-up” contributions specifically for older individuals who may have been absent from the workforce for a number of years and so may have lost out on the ability to contribute to an IRA. However, the “catch-up” contribution is available to anyone age 50 or over, whether or not they have previously contributed to a Roth IRA.

Note that the rules on contribution limits for Roth IRAs (see below) apply to special “catch-up” contributions.

Are contributions to a Roth IRA tax deductible?

Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

Are the earnings on my Roth IRA funds taxed?

Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax-exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

Which is better, a Roth IRA or a Traditional IRA?

This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Traditional IRA may depend upon a number of other factors including: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

Consult a qualified tax or financial adviser for assistance on this question.

Are there any restrictions on contributions to my Roth IRA?

Taxpayers with very high-income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than the IRA Contribution Limit. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

Roth IRA contribution limits
	Single taxpayer	Married filing jointly or qualifying widow(er)	Then you may make
	2009: Up to $100,999	2009: Up to $158,999	Full Roth IRA contribution limit
	2010: Up to $104,999	2010: Up to $166,999
	2011: Up to $106,999	2011: Up to $168, 999
	2012: Up to $109,999	2012: Up to $172,999
	2013: Up to $111,999	2013: Up to $177,999
	2014: Up to $113,999	2014: Up to $180,999
	2015: Up to $115,999	2015: Up to $182,999
Adjusted Gross	2016: Up to $116,999	2016: Up to $183,999
Income (AGI)	2017: Up to $117,999	2017: Up to $185,999
Level	2009: $101,000 to $115,999	2009: $159,000 to $168,999	Reduced Roth IRA contribution limit
	2010: $105,000 to $119,999	2010: $167,000 to $176,999	(see explanation below)
	2011: $107,000 to $121,999	2011: $169,000 to $178,999
	2012: $110,000 to $124,999	2012: $173,000 to $182,999
	2013: $112,000 to $126,999	2013: $178,000 to $187,999
	2014: $114,000 to $128,999	2014: $181,000 to $190,999
	2015: $116,000 to $130,999	2015: $183,000 to $192,999
	2016: $117,000 to $131,999	2016: $184,000 to $193,999
	2017: $118,000 to $132,999	2017: $186,000 to $195,999

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Roth IRA contribution limits
	Single taxpayer	Married filing jointly or qualifying widow(er)	Then you may make
	2009: $ 116,000 or more	2009: $169,000 or more	Zero (no contribution)
	2010: $ 120,000 or more	2010: $177,000 or more
	2011: $ 122,000 or more	2011: $179,000 or more
Adjusted Gross	2012: $125,000 or more	2012: $183,000 or more
Income (AGI) level	2013: $127,000 or more	2013: $188,000 or more
	2014: $ 129,000 or more	2014: $191,000 or more
	2015: $ 131,000 or more	2015: $193,000 or more
	2016: $ 132,000 or more	2016: $194,000 or more
	2017: $ 133,000 or more	2017: $196,000 or more

Note: If you are a married taxpayer filing separately, your maximum Roth IRA Contribution Limit phases out over the first $10,000 of adjusted gross income. If your AGI is $10,000 or more you may not contribute to a Roth IRA for the year.

How do I calculate my limit if I fall in the “reduced contribution” range?

If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal IRA Contribution Limit (or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range. The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round up to the nearest $10. If you have AGI in the reduced contribution range, your Roth IRA Contribution Limit is the greater of the amount calculated or $200.

Remember, your Roth IRA Contribution Limit is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA. (If you are 50 or older at the end of a year, the reduction formula described above applies to your increased annual IRA Contribution Limit.)

How do I determine my AGI?

AGI is your gross income minus those deductions which are available to all taxpayers even if they don’t itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

There are three additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is not reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includible in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year. Third, amounts you receive during the year under the age 70 1⁄2 required minimum distribution (RMD) rules are not considered part of your AGI for the year.

What happens if I contribute more than allowed to my Roth IRA?

The maximum contribution you can make to a Roth IRA generally is the IRA Contribution Limit (plus the amount of any “catch-up” contribution, if you are eligible) or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced as described above if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an “excess contribution.”

An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

How can I correct an excess contribution?

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. The IRS automatically grants to taxpayers who file their taxes by the April 15th deadline a six-month extension of time (until October 15) to remove an excess contribution for the tax year covered by that filing. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. (Refer to IRS Publication 590 to see how the amount you must withdraw to correct an excess contribution may be adjusted to reflect earnings as a gain or loss.) Earnings that are a gain must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1⁄2 (unless an exception to the 10% penalty tax applies).

What happens if I don’t correct the excess contribution by the tax return due date?

Any excess contribution not withdrawn by the tax return due date (including extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account. You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1⁄2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA Contribution Limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

Conversion of existing Traditional IRA

Can I convert an existing Traditional IRA into a Roth IRA?

Yes, you can convert an existing Traditional IRA into a Roth IRA. Conversion may be accomplished in any of three ways: First, you can withdraw the amount you want to convert from your Traditional IRA and roll it over to a Roth IRA within 60 days. Second, you can establish a Roth IRA and then direct the custodian of your Traditional IRA to transfer the amount in your Traditional IRA you wish to convert to the new Roth IRA. Third, if you want to convert an existing Traditional IRA with UMB Bank, n.a. as custodian to a Roth IRA, you may give us directions to convert; we will convert your existing account when the paperwork to establish your new Roth IRA is complete.

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If you accomplish a conversion by withdrawing from your Traditional IRA and rolling over to a Roth IRA within 60 days, the conversion eligibility requirements in the preceding sentence apply to the year of the withdrawal (even though the rollover contribution occurs in the following calendar year).

Caution: If you have reached age 70 1⁄2 by the year when you convert your non-Roth IRA you own to a Roth IRA, be careful not to convert any amount that would be a required minimum distribution under the applicable age 70 1⁄2 rules. Under current IRS regulations, required minimum distributions may not be converted.

Special rules apply under which you may undo (or”recharacterize”) a conversion. These rules are complex; be sure to consult a competent tax professional for assistance.

What happens if I change my mind about converting?

You can undo a conversion by notifying the custodian or Columbia Addition trustee of each IRA (the custodian of the first IRA—the Traditional IRA you converted—and the custodian of the second IRA—the Roth IRA that received the conversion). The amount you want to unconvert by transferring back to the first custodian is treated for income tax purposes as if it had not been converted (however the transfers involved in the original conversion and in the transfer back are reportable to the IRS by the Custodian). This is called “recharacterization.”

If you want to recharacterize a converted amount, you must do so before the due date (including any extensions you receive) for your federal income tax return for the year of the conversion. Any net income (whether gain or loss) on the amount recharacterized must accompany it back to the Traditional IRA.

Under current IRS rules, you can recharacterize for any reason. If you convert and then recharacterize during a year, you can then convert to a Roth IRA a second time if you wish, but you must wait until the later of the next tax year after your original conversion or until 30 days after your recharacterization. Under the current IRS rules, you are limited to one conversion of an account per year. If you convert an amount more than once in a year, any additional conversion transactions will be considered invalid and subject to the rules for excess contributions.

(Caution: As you can see, these rules are very complex; be sure to consult a competent tax professional for assistance. The IRS may change the rules for conversions described above. Always check with your tax adviser for the latest developments.)

Under current IRS rules, recharacterization is not restricted to amounts you converted from a Traditional IRA to a Roth IRA. You can, for example, make an annual contribution to a Traditional IRA and recharacterize it as a contribution to a Roth IRA, or vice versa. You must make the election to recharacterize by the due date for your tax return for the year (plus the automatic 6-month extension to October 15 the IRS grants to on-time tax filers) and follow the procedures summarized above.

What are the tax results from converting?

The taxable amount in your Traditional IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior non-deductible contributions to the Traditional IRA.

If you convert a Traditional IRA (or a SEP IRA or SIMPLE IRA—see below) to a Roth IRA, under IRS rules income tax withholding will apply unless you elect not to have withholding. The Adoption Agreement or the Universal IRA Transfer of Assets Form has more information about withholding. However, withholding income taxes from the amount converted (instead of paying applicable income taxes from another source) may adversely affect the anticipated financial benefits of converting. Consult your financial adviser for more information.

Can I convert a SEP IRA or SIMPLE IRA account to a Roth IRA?

If you have a SEP IRA as part of an employer simplified employee pension (SEP) program, or a SIMPLE IRA as part of an employer SIMPLE IRA program, you can convert the IRA to a Roth IRA. However, with a SIMPLE IRA account, this can be done only after the SIMPLE IRA account has been in existence for at least two years.

Should I convert my Traditional IRA to a Roth IRA?

Only you can answer this question, in consultation with your tax and financial advisers. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

Transfers/Rollovers

Can I transfer or roll over a distribution I receive from my employer’s retirement plan into a Roth IRA?

Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) or eligible 457 plans (for employees of certain governmental employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to Roth IRA (see above). Consult your tax or financial adviser for further information on this possibility.

NOTE: Beginning in 2010 participants in 401(k) and 403(b) plans are permitted to convert non-Roth accounts into designated Roth accounts under the plan. As with a conversion to a Roth IRA, a distributable event is required before a conversion within the plan to a designated Roth account is permitted. Non-Roth accounts that convert to designated Roth accounts are treated as taxable rollover distributions (to the extent that the converted assets are pretax) from the non-Roth source to the designated Roth source. Participants who roll over pretax accounts to designated Roth accounts in 2010 may elect to include the amount rolled over as income in 2010, or to include half the amount rolled in 2011 and half in 2012. In-plan conversions made after 2010 will be taxed in the year converted.

Can I make a rollover from my Roth IRA to another Roth IRA?

You may make a rollover from one Roth IRA to another Roth IRA you already have or to one you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. In limited circumstances, when an IRA rollover could not be completed within 60 days due to circumstances beyond your control or not your fault, you can apply to the IRS for approval of a rollover after 60 days. However, IRS approval may not be needed if the financial institution receiving the rollover did not deposit the rollover amount in an IRA. Consult your tax adviser for more information.

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Beginning on January 1, 2015, you can make only one rollover from a Roth IRA to another (or the same) Roth IRA in any 12-month period, regardless of the number of Roth IRAs you own. A transition rule applies to rollovers in 2015, and rollovers made in 2014 will not prevent a 2015 rollover provided the 2015 distribution is from a different IRA that neither made nor received the 2014 rollover.

You can, however, continue to make as many transfers as you want from one Roth IRA custodian or trustee directly to another, because this type of transfer is not a rollover. You can also make as many rollovers from Traditional IRAs to Roth IRAs as you want.

How do rollovers affect my Roth IRA contribution limits?

Rollover contributions, if properly made, do not count toward the IRA Contribution Limit. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

Withdrawals

When can I make withdrawals from my Roth IRA?

You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

When must I start making withdrawals?

There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1⁄2.

After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 1⁄2 had you lived.

What are the requirements for a tax-free withdrawal?

To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

•	You are age 59 1⁄2 or older when you make the withdrawal.

•	The withdrawal is made by your beneficiary after you die.

•	You are disabled (as defined in IRS rules) when you make the withdrawal.

•	You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a “first-time homebuyer” if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

For purposes of the 5-year rule, all your Roth IRAs are considered. As soon as the 5-year rule is satisfied for any Roth IRA, it is considered satisfied for all your Roth IRAs. For a Roth IRA that you started with annual contributions, the 5-year period starts with the year for which you make the initial annual contribution. For a Roth IRA that you set up with amounts rolled over or converted from a non-Roth IRA, the 5-year period begins with the year in which the conversion or rollover was made.

How are withdrawals from my Roth IRA taxed if the tax-free requirements are not met?

If the qualified withdrawal requirements are not met, the tax treatment of a withdrawal depends on the character of the amounts withdrawn. To determine this, all your Roth IRAs (if you have more than one) are treated as one, including any Roth IRA you may have established with another Roth IRA custodian. Amounts withdrawn are considered to come out in the following order:

•	First, all annual contributions.

•	Second, all conversion amounts (on a first-in, first-out basis).

•	Third, earnings (including dividends and gains).

A withdrawal treated as your own prior annual contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. A withdrawal consisting of previously taxed conversion amounts also is not considered taxable income in the year of the withdrawal, but may be subject to the 10% premature withdrawal penalty. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includible in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty.

For purposes of determining what portion of any withdrawal is includible in income, all of your Roth IRA accounts are considered as one single account. Therefore, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all prior annual contributions and, if applicable, all conversion amounts, made to all of an individual’s Roth IRA accounts have been withdrawn.

Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for capital gains tax treatment.

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Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1⁄2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

•	The withdrawal was a result of your death or disability.

•	The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1⁄2 to the extent they were includible in your taxable income.

•	The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

•	The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

•	The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 10% of your adjusted gross income for that year).

•	The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

•	A distribution is made pursuant to an IRS levy to pay overdue taxes.

There is one additional time when the 10% penalty tax may apply. If you convert an amount from a non-Roth IRA to a Roth IRA, and then make a withdrawal that is treated as coming from that converted amount within five years after the conversion, the 10% penalty applies (unless there is an exception). This rule is the one exception to the usual Roth IRA rule that, once the five-year requirement is satisfied for one of your Roth IRAs, it is satisfied for all your Roth IRAs.

See the table at the end of this Part for a summary of the rules on when withdrawals from your Roth IRA will be subject to income taxes or the 10% penalty tax.

Two important points: First, the Custodian will report withdrawals from your Roth IRA to the IRS on Form 1099-R as required and will complete Form 1099-R based on your Roth IRA account with the Custodian. However, since all Roth IRAs are considered together when determining the tax treatment of withdrawals, and since you may have other Roth IRAs with other custodians (about which we have no information) you have sole responsibility for correctly reporting withdrawals on your tax return. It is essential that you keep proper records and report the income taxes properly if you have multiple Roth IRAs. Second, the discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, there may be changes in IRS regulations or further legislation on the requirements for and tax treatment of Roth IRA accounts. Therefore, you should consult your tax adviser for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

Note: In order to facilitate proper recordkeeping and tax reporting for your Roth IRA, the service company maintaining certain account records may require you to set up separate Roth IRAs to hold annual contributions and conversion amounts. In addition, the service company may require separate Roth IRAs for conversion amounts from different calendar years. Any such requirement will be noted in the Adoption Agreement for your Roth IRA or in the instructions for opening your Roth IRA.

Also, please see Part Three which contains important information applicable to all UMB Bank, n.a. IRAs.

Summary of tax rules for withdrawals

The following table summarizes when income taxes or the 10% premature withdrawal penalty tax will apply to a withdrawal from your Roth IRA. Remember, income taxes or penalties apply or not depending on the type of contribution withdrawn. This is determined under the IRS rules described above, considering all of your Roth IRAs together (including any you may maintain with another trustee or custodian). Therefore, if you have multiple Roth IRAs, the tax treatment of a withdrawal will not necessarily follow from the type of contributions held in the particular Roth IRA account you withdrew from. Also, the income and penalty tax rules for Roth IRA withdrawals are extremely complex; the following table is only a summary and may not cover every possible situation. Consult the IRS or your personal tax adviser if you have a question about your individual situation.

	Qualified withdrawal	Not a qualified withdrawal
Type of contribution withdrawn	(the requirements for a qualified withdrawal are outlined above)	Exception to 10% tax applies (exceptions are listed above)	Exception to 10% tax does not apply
• Annual contribution amounts	No income or penalty tax on withdrawal

• Amounts converted from another Form of IRA	No income or penalty tax on withdrawal.	No income or penalty tax on withdrawal.	No income tax on withdrawal. Penalty tax applies to taxable amounts included in the conversion if the withdrawal occurs within 5 years of conversion.

• Earnings, gains or growth of account	No income or penalty tax on withdrawal.	Income tax applies. No penalty tax.	Income and penalty tax apply.

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The table summarizes the tax rules that may apply if you withdraw from your Roth IRA. What happens if you die and your beneficiary wants to make withdrawals from the account? The following is a summary of the rules.

•	First, if your beneficiary is not your surviving spouse, withdrawals by the beneficiary will be subject to income taxes depending on the type of contribution withdrawn as summarized in the table. However, in determining what type of contribution the beneficiary is withdrawing, any Roth IRAs the beneficiaries owns in his or her own right are not considered (this is an exception to the normal rule that all Roth IRAs are considered together). A beneficiary will not be subject to the 10% premature withdrawal penalty because withdrawals following the original owner’s death are an exception to the 10% penalty tax.

•	Second, if your surviving spouse is the beneficiary, the spouse can elect either to receive withdrawals as beneficiary, or to treat your Roth IRA as the spouse’s Roth IRA. If the spouse receives withdrawals as a beneficiary, the rules in the preceding paragraph generally apply to the spouse just as to any other beneficiary. If the spouse treats the Roth IRA as the spouse’s own, there are a couple of special rules. First, the spouse will be treated as having had a Roth IRA for five years (one of the requirements for tax-free withdrawals) if either your Roth IRA or any of the spouse’s Roth IRAs has been in effect for at least five years. Second, withdrawals will be subject to the 10% penalty tax unless an exception applies. Since the spouse has elected to treat your Roth IRA as the spouse’s own Roth IRA, the exception for payments following your death will not apply.

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Part three: Rules for all IRAs (Traditional and Roth)

General information

IRA requirements

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

Investments

How are my IRA contributions invested?

You control the investment and reinvestment of contributions to your Traditional or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your Traditional or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper and timely investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, you should review the current prospectus for any Fund you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund’s investment objectives and policies, as well as any minimum initial investment or minimum balance requirements, any restrictions or limitations on transferring into or out of the Fund, and any sales, redemption or other charges. The method for computing and allocating annual earnings is set forth in the prospectus. In each prospectus, refer to the relevant section, which may have a heading such as “Performance Information” or “Dividends”.

Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

Are there any restrictions on the use of my IRA assets?

The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1⁄2. There may also be prohibited transaction penalty taxes.

Any investment in a collectible (for example, rare stamps) by your Traditional or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

What is a prohibited transaction?

Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. Some examples of prohibited transactions are:

•	Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

•	Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

Your Traditional or Roth IRA could lose its tax-exempt status if you use all or part of your interest in your Traditional or Roth IRA as security for a loan or borrow any money from your Traditional or Roth IRA. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

Fees and expenses

Custodian’s fees

The following is a list of the fees charged by the Custodian for maintaining either a Traditional IRA or a Roth IRA.

Annual Maintenance Fee per IRA plan	$20.00
Bounced Check Fee	$15.00
Termination, Rollover, or Transfer of Account to Successor Custodian	$20.00

General fee policies

•	Fees may be paid by you directly, or the Custodian may deduct them from your Traditional or Roth IRA.

•	Fees may be changed upon 30 days written notice to you.

•	The full annual maintenance fee will be charged for any calendar year during which you have a Traditional or Roth IRA with us. This fee is not prorated for periods of less than one full year.

•	If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

•	The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

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Other charges

•	There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Traditional IRA or Roth IRA for a description of applicable charges.

Tax matters

What IRA reports does the custodian issue?

The Custodian will report all withdrawals to the IRS and the recipient using Form 1099-R. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal (except for such a transfer that effects a conversion of a Traditional IRA to a Roth IRA, or a recharacterization of a Roth IRA back to a Traditional IRA).

The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth IRA) or a regular annual contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

What tax information must I report to the IRS?

You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

NOTE: If you are under age 59 1⁄2 at the time of a withdrawal from your IRA, the IRS requires the Custodian to indicate on Form 1099-R that the withdrawal is subject to the 10% premature withdrawal penalty (see above). The only exceptions the IRS allows for purposes of Form 1099-R are for death or disability, a series of substantially equal periodic payments, or a distribution under an IRS levy. If another exception actually applies to you, you may have to file Form 5329 to claim the exception.

For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

Which withdrawals are subject to withholding?

Roth IRA

Withdrawals from a Roth IRA are not subject the 10% flat rate of withholding that applies to Traditional IRAs or to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Traditional IRA

Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from employer plans that are not directly rolled over to another plan or IRA.

Account termination

You may terminate your Traditional IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the Custodian), or a transfer authorization form, to:

Columbia Management Investment Services Corp.

P.O. Box 8081

Boston, MA 02266-8081

Your Traditional IRA or Roth IRA with UMB Bank, n.a. will terminate upon the first to occur of the following:

•	The date your properly executed withdrawal form or instructions (as described above) withdrawing your total Traditional IRA or Roth IRA balance is received and accepted by the Custodian.

•	The date the Traditional IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

•	The transfer of the Traditional IRA or Roth IRA to another custodian/trustee.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1⁄2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

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IRA documents

Traditional IRA

The terms contained in Articles I to VII of Part One of the UMB Bank, n.a. Universal Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

Roth IRA

The terms contained in Articles I to VII of Part Two of the UMB Bank, n.a. Universal Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

Traditional IRA and Roth IRA

The terms contained in Article VIII of Part Three of the UMB Bank, n.a. Universal Individual Retirement Account document are additional provisions (not promulgated by the IRS) for both Traditional IRAs and Roth IRAs.

Additional information

For additional information you may write to the following address or call the following telephone number.

Columbia Management Investment Services Corp.

P.O. Box 8081

Boston, MA, 02266-8081

800.345.6611

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UMB Bank, n.a.

Universal Individual Retirement Account Custodial Agreement

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A (Rev. March 2002), as most recently updated by Listings of Required Modifications issued June 16, 2010, for use in establishing a Traditional Individual Retirement custodial account. References are to sections of the Internal Revenue Code of 1986, as amended (“Code”).

Part One: Provisions applicable to Traditional IRAs

Article I.

1.	Except in the case of a rollover contribution (as permitted by Code §§ 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code § 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $5,000 for any taxable year beginning in 2008 and years thereafter.

After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code § 219(b) (5)(D). Such adjustments will be in multiples of $500.

2.	In the case of a Depositor who is 50 or older, the annual cash contribution limit is increased by $1,000 for any taxable year beginning in 2006 and years thereafter.

3.	In addition to the amounts described in paragraphs (1) and (2) above, an individual may make additional contributions specifically authorized by statute–such as repayments of Qualified Reservist Distributions, repayments of certain plan distributions made on account of a federally declared disaster and certain amounts received in connection with the Exxon Valdez litigation.

4.	In addition to the amounts described in paragraphs (1) and (3) above, a Depositor who was a participant in a Code § 401(k) plan of a certain employer in bankruptcy described in Code § 219(b)(5)(C) may contribute up to $3,000 for taxable years beginning after 2006 and before 2010 only. An individual who makes contributions under this paragraph (4) may not also make contributions under paragraph (2).

5.	No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code § 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Depositor first participated in that employer’s SIMPLE IRA plan.

6.	If this is an inherited IRA within the meaning of § 408(d)(3)(C), no contributions will be accepted.

Article II.

The Depositor’s interest in the balance in the Custodial Account is non-forfeitable.

Article III.

1.	No part of the Custodial Account funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2.	No part of the Custodial Account funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.

1.	Notwithstanding any provisions of this Agreement to the contrary, the distribution of the Depositor’s interest in the Custodial Account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a) (6) and the regulations thereunder, the provisions of which are herein incorporated by reference. The required minimum distributions calculated for this IRA may be withdrawn from another IRA of the Depositor in accordance with Q&A-9 of § 1.408-8 of the Income Tax Regulations. If this is an inherited IRA within the meaning of Code § 408(d) (3) (C), the preceding sentence and paragraphs (2), and 5(b) and 5(c) below do not apply.

2.	The Depositor’s entire interest in the Custodial Account must be, or begin to be, distributed by the Depositor’s required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70 1⁄2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

(a)	A single-sum payment; or

(b)	Payments over a period not longer than the life of the Depositor or the joint lives of the Depositor and his or her designated Beneficiary.

3.	If the Depositor dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a)	If the Depositor dies on or after the required beginning date and:

(i)	the designated Beneficiary is the Depositor’s surviving spouse, the remaining interest will be distributed over the surviving spouse’s life expectancy as determined each year until such spouse’s death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse’s death will be distributed over such spouse’s remaining life expectancy as determined in the year of the spouse’s death and reduced by 1 for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

(ii)	the designated Beneficiary is not the Depositor’s surviving spouse, the remaining interest will be distributed over the beneficiary’s remaining life expectancy as determined in the year following the death of the Depositor and reduced by 1 for each subsequent year, or over the period in paragraph (a)(iii) if longer.

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(iii)	there is no designated Beneficiary, the remaining interest will be distributed over the remaining life expectancy of the Depositor as determined in the year of the Depositor’s death and reduced by 1 for each subsequent year.

(b)	If the Depositor dies before the required beginning date, the remaining interest will be distributed in accordance with (i) below or, if elected or there is no designated Beneficiary, in accordance with (ii) below:

(i)	The remaining interest will be distributed in accordance with paragraphs (a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end of the calendar year following the year of the Depositor’s death. If, however, the designated Beneficiary is the Depositor’s surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the Depositor would have reached age 70 1⁄2. But, in such case, if the Depositor’s surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with (a) (ii) above (but not over the period in paragraph (a) (iii), even if longer), over such spouse’s designated Beneficiary’s life expectancy, or in accordance with (ii) below if there is no such designated Beneficiary. If this is an inherited IRA within the meaning of Code § 408(d)(3)(C) established for the benefit of a non-spouse designated beneficiary by a direct trustee-to-trustee transfer from a retirement plan of a deceased individual under Code § 402(c)(11), then, notwithstanding any election made by the deceased individual pursuant to the preceding sentence, the non-spouse designated beneficiary may elect to have distributions made under this paragraph (b)(i) if the transfer is made no later than the end of the year following the year of death.

(ii)	The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor’s death.

(c)	The required minimum distributions payable to a designated beneficiary from this IRA may be withdrawn from another IRA the beneficiary holds from the same decedent in accordance with Treas. Reg. § 1.408-8, Q&A-9.

4.	If the Depositor dies before his or her entire interest has been distributed and if the Designated Beneficiary is not the Depositor’s surviving spouse, no additional contributions may be accepted in the Custodial Account.

5.	The minimum amount that must be distributed each year, beginning with the year containing the Depositor’s required beginning date, is known as the “required minimum distribution” and is determined as follows:

(a)	The required minimum distribution under paragraph 2(b) for any year, beginning with the year the Depositor reaches age 70 1⁄2, is the value of the Custodial Account at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the Depositor’s designated Beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the value of the Custodial Account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a) (9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the Depositor’s (or, if applicable, the Depositor and spouse’s) attained age (or ages) in the year.

(b)	The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the Depositor’s death (or the year the Depositor would have reached age 70 1⁄2 , if applicable under paragraph 3(b)(i)) is the value of the Custodial Account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c)	The required minimum distribution for the year the Depositor reaches age 70 1⁄2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

Article V.

1.	The Depositor agrees to provide the Custodian with all information necessary to prepare any reports required by section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2.	The Custodian agrees to submit to the Internal Revenue Service (IRS) and the Depositor the reports prescribed by the IRS.

3.	If this is an inherited IRA within the meaning of Code § 408(d) (3) (C) maintained for the benefit of a designated beneficiary of a deceased Depositor, references in this document to the “Depositor” are to the deceased Depositor.

Article VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through V and this sentence will be controlling. Any additional articles inconsistent with section 408(a) and the related regulations will be invalid.

Article VII.

This Agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Part Two: Provisions applicable to Roth IRAs

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA (revised March 2002), as most recently updated by Listings of Required Modifications issues June 16, 2010, for use in establishing a Roth Individual Retirement Custodial Account. References are to sections of the Internal Revenue Code of 1986, as amended (“Code”).

Article I

1.	Maximum Permissible Amount. Except in the case of a qualified rollover contribution (as defined in paragraph (7) below) or a re- characterization (as defined in paragraph (6) below), no contribution will be accepted unless it is in cash and the total of such contributions to all the Depositor’s Roth IRAs for a taxable year does not exceed the applicable amount (as defined in paragraph (2) below), or the Depositor’s compensation (as defined in paragraph (8) below), if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of the applicable amount or the Depositor’s compensation is referred to as a “regular contribution.” Despite the preceding limits on contributions, a Depositor may make additional contributions specifically authorized by statute–e.g., repayments of Qualified Reservist Distributions, repayments of certain plan distributions made on account of a federally declared disaster and certain amounts received in connection with the Exxon Valdez litigation. Contributions may be limited under (3) through (5) below.

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2.	Applicable Amount. The applicable amount is determined below:

(i)	If the Depositor is under age 50, the applicable amount is $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the $5,000 amount will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code § 219(b) (5) (D). Such adjustments will be in multiples of $500.

(ii)	If the Depositor is 50 or older, the applicable amount under paragraph (i) above is increased by $1,000 for any taxable year beginning in 2006 and years thereafter.

(iii)	If the Depositor was a participant in a Code § 401(k) plan of a certain employer in bankruptcy described in Code § 219(b)(5)(C), then the applicable amount under paragraph (i) above is increased by $3,000 for taxable years beginning after 2006 and before 2010 only. A Depositor who makes contributions under this paragraph (iii) may not also make contributions under paragraph (ii).

3.	Regular Contribution Limit. The maximum regular contribution that can be made to all the Depositor’s Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii) below.

(i)	The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income in accordance with the following table (for 2017):

Filing Status	Full Contribution	Phase out Range	No Contribution
Single or Head of Household	$118,000 or less	Between $118,000 and $133,000	$133,000 or more
Married-Filing Jointly, or Joint Return of Qualifying Widow(er)	$186,000 or less	Between $186,000 and $196,000	$196,000 or more
Married-Separate Return	$0	Between $0 and $10,000	$10,000 or more

An individual’s modified adjusted gross income (“modified AGI”) for a taxable year is defined in Code § 408A(c) (3) and does not include any amount included in adjusted gross income as a result of a qualified rollover contribution. If the individual’s modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200. After 2006, the dollar amounts above will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code § 408A(c) (3). Such adjustments will be in multiples of $1,000.

(ii)	If the Depositor makes regular contributions to both Roth and non-Roth IRAs for a taxable year, the maximum regular contribution that can be made to all of the Depositor’s Roth IRAs for that taxable year is reduced by the regular contributions made to the Depositor’s non-Roth IRAs for the taxable year.

4.	SIMPLE IRA Limits. No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code § 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Depositor first participated in that employer’s SIMPLE IRA plan.

5.	Inherited IRA. If this is an inherited IRA within the meaning of Code § 408(d) (3) (C), no contributions will be accepted.

6.	Recharacterization. A regular contribution to a non-Roth IRA may be recharacterized pursuant to the rules in Code § 1.408A-5 of the regulations as a regular contribution to this IRA, subject to the limits in (c) above.

7.	Qualified Rollover Contribution. A “qualified rollover contribution” is a rollover contribution of a distribution from an eligible retirement plan described in Code § 402(c) (8) (B). If the distribution is from an IRA, the rollover must meet the requirements of Code § 408(d) (3), except the one-rollover-per year rule of Code § 408(d) (3) (B) does not apply if the distribution is from a non-Roth IRA. If the distribution is from an eligible retirement plan other than an IRA, the rollover must meet the requirements of Code §§ 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16), as applicable. A qualified rollover contribution also includes (i) and (ii) below.

(i)	All or part of a military death gratuity or service members’ group life insurance (“SGLI”) payment may be contributed if the contribution is made within 1 year of receiving the gratuity or payment. Such contributions are disregarded for purposes of the one- rollover-per-year rule under Code § 408(d) (3) (B).

(ii)	All or part of an airline payment (as defined in Code § 125 of the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”), Pub. L. 110-458) received by certain airline employees may be contributed if the contribution is made within 180 days of receiving the payment.

8.	Compensation. For purposes of Article I, Section (a), “compensation” is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code § 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code § 401(c) (2) shall be applied as if the term trade or business for purposes of Code § 1402 included service described in subsection (c) (6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income (determined without regard to Code § 112). Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term “compensation” shall include any amount includible in the individual’s gross income under Code § 71 with respect to a divorce or separation instrument described in subparagraph (A) of Code § 71(b) (2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse’s compensation is not being used for purposes of the spouse making an IRA contribution. The term “compensation” also includes any differential wage payments as defined in Code § 3401(h) (2).

9.	In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the Depositor and his or her spouse.

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10.	The Custodial Account is established for the exclusive benefit of the Depositor or his or her beneficiaries. If this is an inherited IRA within the meaning of Code § 408(d) (3) (C) maintained for the benefit of a designated beneficiary of a deceased Depositor, references in this document to the “Depositor” are to the deceased Depositor.

Article II

The Depositor’s interest in the balance in the Custodial Account is nonforfeitable.

Article III

1.	No part of the Custodial Account funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2.	No part of the Custodial Account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

1.	If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor’s surviving spouse is not the designated Beneficiary, the entire remaining interest will be distributed in accordance with (a) below or, if elected or there is no designated Beneficiary, in accordance with (b) below:

(a)	The remaining interest will be distributed, starting by the end of the calendar year following the year of the Depositor’s death, over the designated Beneficiary’s remaining life expectancy as determined in the year following the death of the Depositor.

(b)	The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor’s death.

2.	The minimum amount that must be distributed each year under paragraph 1(a) above is the value of the Custodial Account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Treas. Reg. § 1.401(a) (9)-9 of the designated Beneficiary using the attained age of the beneficiary in the year following the year of the Depositor’s death and subtracting 1 from the divisor for each subsequent year.

3.	If the Depositor’s spouse is the designated Beneficiary, such spouse will then be treated as the Depositor.

4.	If this is an inherited IRA within the meaning of Code § 408(d)(3)(C) established for the benefit of a nonspouse designated beneficiary by a direct trustee-to-trustee transfer from a retirement plan of a deceased Depositor under Code § 402(c)(11), then, notwithstanding any election made by the deceased individual pursuant to the preceding sentence, the nonspouse designated beneficiary may elect to have distributions made under this Article IV, paragraph (1)(a) if the transfer is made no later than the end of the year following the year of death.

5.	The required minimum distributions payable to a designated beneficiary from this IRA may be withdrawn from another IRA the beneficiary holds from the same decedent in accordance with Q&A-9 of Treas. Reg. § 1.408-8.

Article V

1.	The Depositor agrees to provide the Custodian with all information necessary to prepare any reports required by Code §§ 408(i) and 408A (d)(3)(E), and Treas. Reg. §§ 1.408-5 and 1.408-6, or other guidance published by the Internal Revenue Service (IRS).

2.	The Custodian agrees to submit to the IRS and Depositor the reports prescribed by the IRS.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through V and this sentence will be controlling. Any additional articles that are not consistent with Code § 408A, the related regulations, and other published guidance will be invalid.

The Custodial Account is established for the exclusive benefit of the individual or his or her beneficiaries. If this is an inherited IRA within the meaning of Code § 408(d)(3)(C) maintained for the benefit of a designated beneficiary of a deceased individual, references in this document to the “individual” are to the deceased individual.

Article VII

This Agreement will be amended as necessary to comply with the provisions of the Code, the related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear in the Adoption Agreement.

Part Three: Provisions applicable to both Traditional IRAs and Roth IRAs

Article VIII

1.	Definitions. As used in this Article VIII the following terms have the following meanings:

“Adoption Agreement” is the application signed by the Depositor to accompany and adopt this Custodial Account. The Adoption Agreement may also be referred to as the “Account Application”.

“Agreement” means this UMB Bank, n.a. Universal Individual Retirement Account Custodial Agreement (consisting of either Part One or Part Two, Part Three and the Adoption Agreement signed by the Depositor).

“Ancillary Fund” means any mutual fund or registered investment company designated by Sponsor, which is (i) advised, sponsored or distributed by a duly licensed mutual fund or registered investment company other than the Custodian, and (ii) subject to a separate agreement between the Sponsor and such mutual fund or registered investment company, to which neither the Custodian nor the Service Company is a party; provided, however, that such mutual fund or registered investment company must be legally offered for sale in the state of the Depositor’s residence.

“Beneficiary” has the meaning assigned in Section 11.

“Custodial Account” means the individual retirement account established using the terms of this Agreement. The Custodial Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24.

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“Custodian” means UMB Bank, n.a. and any corporation or other entity that by merger, consolidation, purchase or otherwise, assumes the obligations of the Custodian.

“Depositor” means the person signing the Adoption Agreement accompanying this Agreement.

“Distributor” means the entity, which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s). In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Fund” means any mutual fund or registered investment company, which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor’s residence. Subject to the provisions of Section 3 below, the term “Fund” includes an Ancillary Fund.

“Qualified Reservist Distribution” means a distribution (i) from an IRA or elective deferrals under a section 401(k) or 403(b) plan, or a similar arrangement, (ii) to an individual ordered or called to active duty after September 11, 2001 (because he or she is a member of a reserve component) for a period of more than 179 days or for an indefinite period, and (iii) made during the period beginning on the date of the order or call and ending at the close of the active duty period.

“Service Company” means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor. In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Sponsor” means Columbia Management Investment Distributors, Inc. Reference to the Sponsor includes reference to any affiliate of Sponsor to which Sponsor has delegated (or which is in fact performing) any duty assigned to Sponsor under this Agreement.

“Spouse” means an individual married to the Depositor under the laws of the applicable jurisdiction. The term “spouse” shall include same-sex individuals whose marriage was validly entered into in a jurisdiction whose laws authorize such marriage even if the couple is domiciled in a jurisdiction that does not recognize the validity of same-sex marriages. The term “spouse” shall not include individuals (whether of the same or opposite sex) who have entered into a registered domestic partnership, civil union, or other similar relationship recognized under the laws of a jurisdiction that is not denominated as marriage under the laws of the jurisdiction. A Depositor and his or her spouse are deemed to be “married” for all purposes of this Agreement.

2.	Revocation. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor’s initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

In any instance where it is established that the Depositor has had possession of the Disclosure Statement for more than seven days, it will be conclusively presumed that the Depositor has waived his or her right to revoke under this Section.

3.	Investments. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. All such shares shall be held as book entry shares, and no physical shares or share certificate will be held in the Custodial Account. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

The parties to this Agreement recognize and agree that the Sponsor may from time-to-time designate an Ancillary Fund in which all or a portion of the contributions to a Custodial Account may be invested and reinvested. Despite any contrary provision of this Agreement, neither the Custodian nor the Service Company has any discretion with respect to the designation of any Ancillary Fund.

The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds’ transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules or other rules (by way of example and not by way of limitation, rules relating to the timing of investment directions or limiting the number of purchases or sales or imposing sales charges on shares sold within a specified period after purchase) applicable to a Fund as described in its prospectus.

All dividends and capital gains or other distributions received on the shares of any Fund shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

If any Fund held in the Custodial Account is liquidated or is otherwise made unavailable by the Sponsor as a permissible investment for a Custodial Account hereunder, the liquidation or other proceeds of such Fund shall be invested in accordance with the instructions of the Depositor. If the Depositor does not give such instructions, or if such instructions are unclear or incomplete in the opinion of the Service Company, the Service Company may invest such liquidation or other proceeds in such other Fund (including a money market fund or Ancillary Fund if available) as the Sponsor designates, and provided that the Sponsor gives at least thirty (30) days advance written notice to the Depositor and the Service Provider. In such case, neither the Service Company nor the Custodian will have any responsibility for such investment.

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Alternatively, if the Depositor does not give instructions and the Sponsor does not designate such other Fund as described above then the Depositor (or his or her Beneficiaries) will be deemed to have directed the Custodian to distribute any amount remaining in the Fund to (i) the Depositor (or to his Beneficiaries as their interests shall appear on file with the Custodian) or, (ii) if the Depositor is deceased with no Beneficiaries on file with the Custodian, then to the Depositor’s estate, subject to the Custodian’s right to reserve funds as provided in Section 17(b). The Sponsor and the Custodian will be fully protected in making any and all such distributions pursuant to this Section 3, provided that the Sponsor gives at least thirty (30) days advance written notice to the Depositor and the Service Provider. In such case, neither the Service Company nor the Custodian will have any responsibility for such distribution. The Depositor (or his or her Beneficiaries) shall be fully responsible for any taxes due on such distribution.

4.	Exchanges. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Custodial Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

5.	Transaction pricing. Any purchase or redemption of shares of a Fund for or from the Custodial Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor’s investment directions to the transfer agent for the Fund(s). Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Custodial Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

6.	Recordkeeping. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor’s Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian’s recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian’s recordkeeping responsibilities.

7.	Allocation of Responsibility. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of the Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor’s exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his or her directions in that regard or to advise him or her regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8.	Appointment of Investment Advisor. The Depositor may in writing appoint an investment adviser with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment adviser’s appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment adviser’s appointment is in effect, the investment adviser may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

9.	(a) Distributions. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to ensure that any applicable distribution requirements of Code Section 401(a) (9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting any applicable minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor’s disability or death, return of an “excess contribution” referred to in Code Section 4973, or a valid “rollover” from this Custodial Account) made earlier than age 59 1⁄2 may subject Depositor to an “additional tax on early distributions” under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration.

(b) Taxability of distributions. The Depositor acknowledges (i) that any withdrawal from the Custodial Account will be reported by the Custodian in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Custodian will be based on the amounts in the Custodial Account and will not reflect any other individual retirement accounts the Depositor may own and that, consequently, the tax treatment of the withdrawal may be different than if the Depositor had no other individual retirement accounts, and (iii) that, accordingly, it is the responsibility of the Depositor to maintain appropriate records so that the Depositor (or other person ordering the distribution) can correctly compute all taxes due. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

10.	Distribution instructions. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution from or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, releases, indemnification agreements, and other documents (including proof of any legal representative’s authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of

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further inquiry. Any distributions from the Custodial Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian’s records, and such distribution shall to the extent thereof completely discharge the Custodian’s liability for such payment.

11.	(a) Designated Beneficiary. The term “Beneficiary” means the person or persons designated as such by the “designating person” (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. If, in the opinion of the Custodian or Service Company, any designation of beneficiary is unclear or incomplete, in addition to any documents or assurances the Custodian may request under Section 10, the Custodian or Service Company shall be entitled to request and receive such clarification or additional instructions as the Custodian in its discretion deems necessary to determine the correct Beneficiary(ies) following the Depositor’s death. The form designating the Beneficiary(ies) may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term “Beneficiary” shall then mean the designating person’s estate, with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person’s lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term “designating person” means Depositor during his/her lifetime; only after Depositor’s death, it also means Depositor’s spouse if the spouse is a Beneficiary and elects to transfer assets from the Custodial Account to the spouse’s own Custodial Account in accordance with applicable provisions of the Code. (Note: Married Depositors who reside in a community property or marital property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin), may need to obtain spousal consent if they have not designated their spouse as the primary Beneficiary for at least half of their Custodial Account. Consult a lawyer or other tax professional for additional information and advice.)

(b) Rights of Inheriting Beneficiary. Notwithstanding any provisions in this Agreement to the contrary, when and after the distribution from the Custodial Account to Depositor’s Beneficiary commences, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

(c) Election by Spouse. Notwithstanding Section 3 of Article IV of Part Two above, if the Depositor’s spouse is the sole Beneficiary on the Depositor’s date of death, the spouse will not be treated as the Depositor if the spouse elects not to be so treated. In such event, the Custodial Account will be distributed in accordance with the other provisions of such Article IV, except that distributions to the Depositor’s spouse are not required to commence until December 31 of the year in which the Depositor would have turned age 70 1⁄2.

(d) Election by Successor Beneficiary/Separate Beneficiaries. In addition to the rights otherwise conferred upon Beneficiaries under this Agreement, all individual Beneficiaries may designate Successor Beneficiaries of their inherited Custodial Account. Any Successor Beneficiary designation by the Beneficiary must be made in accordance with the provisions of this Section 11. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Custodial Account and has Successor Beneficiaries, the Successor Beneficiaries will succeed to the rights of the Beneficiary. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Account and no Successor Beneficiary designation is in effect at the time of the Beneficiary’s death, the Beneficiary will be the Beneficiary’s estate. Upon instruction to the Custodian, each separate Beneficiary may receive his, her, or its interest as a separate account within the meaning of Treasury Regulation Section 1.401(a)(9)-8, Q&A-3, to the extent permissible by law. The trustee of a trust Beneficiary will exercise the rights of the trust Beneficiary, unless the trustee chooses to delegate the exercise of those rights to the Beneficiary to the extent permissible by law.

(e) Despite any contrary provision of this Agreement, the Custodian may disregard the express terms of a Beneficiary designation under Section 11(a) and pay over the balance of the deceased Depositor’s interest in his or her Custodial Account to a different person, trust, estate or other beneficiary, where the Custodian determines, in the reasonable and good faith exercise of its discretion, that an applicable state law, court decree or other ruling governing the disposition or appointment of property incident to a divorce or other circumstance affecting inheritance rights so requires and if the Custodian has knowledge of the facts that may invalidate the designation of such Beneficiary.

12.	Tax reporting responsibilities.

(a)	The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

(b)	The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

(c)	The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

(d)	The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor’s compliance with such requirement.

13.	Amendments.

(a)	Depositor retains the right to amend this Agreement in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

(b)

Depositor delegates to the Custodian the Depositor’s right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement, and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the

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opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

Pending the adoption of any amendment necessary or desirable to conform this Agreement to the requirements of any amendment to any applicable provision of the Code or regulations or rulings issued thereunder (including any amendment to Form 5305-A or Form 5305-RA), the Custodian and the Service Company may operate the Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

(c)	Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

(d)	This Section 13 shall not be construed to restrict the Custodian’s right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

14.	Terminations

(a)	This Agreement shall terminate and have no further force and effect upon a complete distribution of the Custodial Account to the Depositor (or his or her Beneficiaries) or to a successor custodian or trustee in accordance with the instructions provided to the Custodian by the Depositor. In addition, the Sponsor shall have the right to terminate this Agreement and instruct the Custodian to distribute the Custodial Account upon thirty (30) days notice to the Custodian and the Depositor (or his or her Beneficiaries if the Depositor is deceased). In the event of such termination by the Sponsor, the Custodian shall transfer the entire amount in the Custodial Account to a successor custodian or trustee as the Depositor (or his or her Beneficiaries) shall instruct or shall distribute the Custodial Account to the Depositor (or his or her Beneficiaries) if so directed. If, at the end of such thirty (30) day period, the Depositor (or his or her Beneficiaries) has not directed the Custodian to transfer or distribute the amount in the Custodial Account as described above then the Depositor (or his or her Beneficiaries) will be deemed to have directed the Custodian to distribute any amount remaining in the Custodial Account to (i) the Depositor (or to his Beneficiaries as their interests shall appear on file with the Custodian) or, (ii) if the Depositor is deceased with no Beneficiaries on file with the Custodian, then to the Depositor’s estate, subject to the Custodian’s right to reserve funds as provided in Section 17(b). The Sponsor and the Custodian will be fully protected in making any and all such distributions pursuant to this Section 14(a). The Depositor (or his or her Beneficiaries) shall be fully responsible for any taxes due on such distribution.

(b)	Sections 15(f), 17(b) and 17(c) hereof shall survive the termination of the Custodial Account and this Agreement. Upon termination of the Custodial Account and this Agreement, the Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

15.	Responsibilities of Custodian and service providers

(a)	In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

(b)	The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

(c)	The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor’s Beneficiary.

(d)	Not later than 60 days after the close of each calendar year (or after the Custodian’s resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

(e)	The Service Company shall deliver, or cause to be delivered by mail or electronically, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. The Custodian shall vote any shares held in the Account in accordance with the timely written instructions of the Depositor if received. If no timely written voting instructions are received from the Depositor, the Depositor agrees that the Custodian may vote such unvoted shares as instructed by the Sponsor, which may include voting in the same proportion of shares of the Fund for which written voting instructions were timely received by the Fund (or its agent) from the Fund’s other shareholders or in accordance with the recommendations of the Fund’s board of directors in the relevant proxy soliciting materials. In the latter case, the Custodian shall have no responsibility to separately review or evaluate the Fund’s board of directors’ voting recommendations nor have any liability for following the Depositor’s instruction to follow the Fund’s board of directors’ recommendation.

(f)	Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company’s, Distributor’s, Fund’s, Sponsor’s or Custodian’s bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party’s satisfaction.

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(g)	The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

(h)	The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment adviser appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

16.	Fees and Expenses.

(a)	The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days’ written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

(b)	Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

(c)	All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Custodial Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

17.	Resignation or Replacement of Custodian.

(a)	Upon 30 days’ prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor’s written acceptance. The Custodian also may at any time resign upon 30 days’ prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its removal or resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary) if neither the Sponsor nor Depositor (or Beneficiary) designate a successor custodian, and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor’s written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

(b)	The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a) (2). Upon receipt by Custodian of written acceptance by its successor of such successor’s appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian’s consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

(c)	No custodian shall be liable for the acts or omissions of its predecessor or its successor.

18.	Applicable Code. References herein to the “Code” and sections thereof shall mean the same as amended from time to time, including successors to such sections.

19.	Delivery of notices. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person’s last address on the Custodian’s records.

20.	Exclusive benefit. Depositor or Depositor’s Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor’s Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

21.	Applicable law/Interpretation. This Agreement shall be subject to all applicable federal and state laws and regulations. When accepted by the Custodian, this Agreement is accepted in and shall be construed in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

This Agreement is intended to qualify under the Code as an individual retirement account and entitle Depositor to the retirement savings deduction under section 219 if available. If any provision of this Agreement is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in the preceding sentence.

However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor’s attorney for any such assurances.

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22.	Professional advice. Depositor is advised to seek advice from Depositor’s attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Custodial Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

23.	Definition of written notice. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

24.	Governing documents. The legal documents governing the Custodial Account are as follows:

(a)	If in the Adoption Agreement the Depositor designated the Custodial Account as a Traditional IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Custodial Account.

(b)	If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Custodial Account.

(c)	In the Adoption Agreement the Depositor must designate the Custodian Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of subaccounts or otherwise).

(d)	The Depositor acknowledges that the Service Company may require the establishment of different Roth IRA accounts to hold annual contributions under Code Section 408A(c)(2) and to hold conversion amounts under Code Section 408A(c)(3)(B). The Service Company may also require the establishment of different Roth IRA accounts to hold amounts converted in different calendar years. If the Service Company does not require such separate account treatment, the Depositor may make annual contributions and conversion contributions to the same account.

(e)	The Depositor acknowledges that the Service Company may require the establishment of different Traditional IRA accounts to hold pre-tax amounts and any after-tax amounts.

25.	Conformity to IRS Requirements. This Agreement and the Adoption Agreement signed by the Depositor (as either may be amended) are the documents governing the Custodial Account. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A, as modified by subsequent guidance. It is anticipated that, if and when the Internal Revenue Service promulgates further changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, as modified by subsequent guidance, the Custodian will amend this Agreement correspondingly.

The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Traditional IRA or Roth IRA (but not both using a single Adoption Agreement), and this Agreement complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a “combined” Adoption Agreement does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

26.	Conversion and recharacterization. If the Depositor maintains an Individual Retirement Account under Code Section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code Section 408A using the terms of this Agreement and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code Section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

In accordance with the requirements of section 408A(d)(6) and regulations thereunder, the Depositor may recharacterize a contribution to a Traditional IRA as a contribution to a Roth IRA, or may recharacterize a contribution to a Roth IRA as a contribution to a Traditional IRA. The Depositor agrees to observe any limitations imposed by the Service Company on the number of such transactions in any year (or any such limitations or other restrictions that may be imposed by the Service Company or the IRS).

27.	Representations by Depositor. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Custodial Account is invested and the Individual Retirement Account Disclosure Statement related to the Custodial Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

28.	Custodial Acceptance. If all required forms and information are properly submitted, UMB Bank, n.a. will accept appointment as Custodian of the Custodial Account. However, this Agreement (and the Adoption Agreement) is not binding upon the Custodian until the Depositor has received a statement confirming the initial transaction for the Custodial Account. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated in the Depositor’s Adoption Agreement will serve as notification of UMB Bank, n.a.’s acceptance of appointment as Custodian of the Custodial Account.

29.	Minor Depositor. If the Depositor is a minor under the laws of his or her state of residence, then a parent or guardian shall exercise all powers and duties of the Depositor, as indicated herein, and shall sign the Adoption Agreement on behalf of the minor. The Custodian’s acceptance of the Custodial Account on behalf of any Depositor who is a minor is expressly conditioned upon the agreement of the parent or guardian to accept the responsibility to exercise all such powers and duties, and all parties hereto so acknowledge. Upon attainment of the age of majority under the laws of the Depositor’s state of residence at such time, the Depositor may advise the Custodian in writing

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(accompanied by such documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Custodial Account. Upon such notice to the Custodian, the Depositor shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Depositor as the person controlling the administration of the Custodial Account, and the Depositor’s parent or guardian thereafter shall not have or exercise any of the foregoing. (Absent such written notice from the Depositor, Custodian shall be under no obligation to acknowledge the Depositor’s right to exercise such powers and authority and may continue to rely on the parent or guardian to exercise such powers and authority until notified to the contrary by the Depositor.)

Upon attainment of the age of majority under the laws of the Depositor’s state of residence at such time, the Depositor may advise the Custodian in writing (accompanied by such documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Custodial Account. Upon such notice to the Custodian, the Depositor shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Depositor as the person controlling the administration of the Custodial Account, and the Depositor’s parent or guardian thereafter shall not have or exercise any of the foregoing. (Absent such written notice from the Depositor, Custodian shall be under no obligation to acknowledge the Depositor’s right to exercise such powers and authority and may continue to rely on the parent or guardian to exercise such powers and authority until notified to the contrary by the Depositor.)

30.	Depositor’s responsibilities. Depositor acknowledges that it is his/her sole responsibility to report all contributions to or withdrawals from the Custodial Account correctly on his or her tax returns, and to keep necessary records of all the Depositor’s IRAs (including any that may be held by another custodian or trustee) for tax purposes. All forms must be acceptable to the Custodian and dated and signed by the Depositor.

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Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA. Columbia funds are managed by Columbia Management Investment Advisers, LLC or Columbia Wanger Asset Management, LLC, a subsidiary of Columbia Management Investment Advisers, LLC. Columbia Management Investment Services Corp. is the transfer agent for Columbia Funds.

225 Franklin Street Boston, MA 02110 columbiathreadneedleus.com	Columbia Threadneedle is the global brand name for the Columbia and Threadneedle group of companies.

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